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                                                                   EXHIBIT 10.26

DATED                                                                       2000
--------------------------------------------------------------------------------






                        TEMPLE PROPERTY HOLDINGS LIMITED

                                       AND

                                  EXULT LIMITED





                    -----------------------------------------

                                    AGREEMENT

                            FOR LEASE OF PROPERTY AT
                     SIXTH FLOOR, 16 OLD BAILEY, LONDON EC4

                    -----------------------------------------









                                SLAUGHTER AND MAY
                              35 BASINGHALL STREET
                                 LONDON EC2V 5DB
                              TEL NO: 020 7600 1200
                              FAX NO: 020 7600 0289
                                   PR003718981
                                   (DJB/JSYN)


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THIS AGREEMENT is made the        day of                         Two thousand

BETWEEN:

1. TEMPLE PROPERTY HOLDINGS LIMITED (registered in England number 3897915) whose registered office is at 12 Gough Square, London EC4A 3DW

2. EXULT LIMITED (registered in England number 3821294) whose registered office is at 20-22 Bedford Row, London WC1R 4JS

AND INCORPORATES the Standard Conditions of Sale (Third Edition) insofar as they are applicable to an agreement for lease and are not inconsistent with its express terms.

IT IS AGREED as follows:

1.    INTERPRETATION

1.1 In this Agreement, except where the context otherwise requires, the following words and expressions have the following meanings:

        "AGREEMENT FOR LEASE" means the agreement dated 31st March, 2000 made between the Superior Landlord (1) the Landlord (2) and D.C. Parker and Others (3);

        "THE COMPLETION DATE" means whichever is the latest of:

        (A) the third working day after the date the Superior Landlord's licence to the proposed Underlease is obtained; and

        (B) the third working day after the date the authorisation is obtained to exclude in relation to the proposed Underlease the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954;

        "THE DOCUMENTS" means the Underlease and the Licence for Alterations;

        "THE EXTRACT RISER WORKS" means such of the works set out in the specification at ANNEXURE 4 as require access to and egress from the Property including the erection and decoration of the new riser cupboard and the making good and decoration of the ceilings, floors and walls;



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                                       2


        "THE LANDLORD" means the first named party to this Agreement which expression shall, where the context so admits, include its successors in title and assigns of its interest under the Superior Lease;

        "LANDLORD'S WORKS" means the works to be carried out by the Landlord at its own expense to fit out part of the building at 16 Old Bailey, London, EC4;

        "LICENCE FOR ALTERATIONS" means the draft licence for alterations at ANNEXURE 2 permitting the carrying out of the Tenant's Fitting Out Works;

        "THE PROPERTY" means Sixth Floor, 16 Old Bailey, London EC4 as more particularly described in and demised by the Underlease;

        "RENT COMMENCEMENT DATE" means 5th December, 2000;

        "RENT DEPOSIT DEED" means the draft rent deposit deed at ANNEXURE 3;

        "SUPERIOR LANDLORD" means Hammerson UK Properties Plc and its successors and assigns;

        "SUPERIOR LEASE" means the lease dated 1st September, 2000 made between the Superior Landlord (1) the Landlord (2) and DC Parker and others (3);

        "THE TENANT" means the second named party to this Agreement;

        "TENANT'S FITTING OUT WORKS" means the works to be carried out by the Tenant at its own expense to fit out the Property for use and occupation;

        "THE UNDERLEASE" means the draft underlease at ANNEXURE 1;

1.2     In this Agreement, unless otherwise specified:

        (A) references to Standard Conditions are references to the several conditions of the Standard Conditions of Sale (Third Edition);

        (B) any reference to a clause is a reference to a clause of this Agreement and any reference to a sub-clause is a reference to a sub-clause of the clause in which the reference appears;

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                                       3


        (C) headings to clauses are for convenience only and do not affect the interpretation of this Agreement; and

        (D) words and expressions unless otherwise stated have the meanings given to them in the Underlease.

2.      AGREEMENT FOR LEASE

2.1 The Landlord will grant and the Tenant will accept an underlease of the Property in the form of the Underlease.

2.2     The Property is let with vacant possession on completion.

2.3 The Landlord may not be required to grant the proposed Underlease except to the Tenant.

3.      SUPERIOR LANDLORD'S LICENCE

3.1 This Agreement is subject to the Superior Landlord's licence being obtained to the grant of the proposed Underlease.

3.2 The Tenant is to provide promptly such references, information and assistance as the Landlord or the Superior Landlord reasonably require to enable the Superior Landlord to consider the application for such licence.

3.3 Without being required to issue proceedings, the Landlord is to use all reasonable endeavours to obtain such licence at its own expense and the Tenant is to join in the licence if required by the Superior Landlord to covenant to observe and perform the lessee's covenants in the proposed Underlease and the Superior Lease. For the avoidance of doubt, the Tenant shall not be required to post any security with the Superior Landlord as a condition of obtaining the licence.

3.4 Unless it is in breach of its obligations in this clause, either party may by notice in writing to the other determine this Agreement where the Superior Landlord's licence has not been obtained by the date which is three months after the date of this Agreement without prejudice to the rights of either party in respect of any prior breach of either of the parties obligations under this Agreement.

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                                       4


4.      EXCLUSION ORDER

4.1 This Agreement is also subject to a court of competent jurisdiction authorising an agreement excluding in relation to the proposed Underlease the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954.

4.2 The Landlord and the Tenant shall make and diligently pursue a joint application (and if necessary re-apply) to the court for such authorisation.

4.3 Unless it is breach of its obligations in this clause, either party may by notice in writing to the other rescind this Agreement forthwith where the authorisation has not been obtained by the date which is three months after the date of this Agreement whereupon this agreement will immediately determine but without prejudice to the rights of either party in respect of any prior breach of any of the parties' obligations under this agreement.

5.      TITLE

        Before the date of this Agreement, the Tenant has been supplied with a copy of the Superior Lease and a copy of the entries on the register at H.M. Land Registry of Title No. NGL757840 as at 2nd February, 2000 relating to the Superior Landlord's title to the Property and the Tenant accepts such title without any further enquiry or requisition.

6.      INCUMBRANCES

6.1     The Property is let subject to:

        (A) the matters contained or referred to in or affecting the title to the Property produced or deduced to the Tenant prior to the date hereof except for entries or other charges to secure monies;

        (B) all matters capable of registration as local land charges or otherwise whether registered or not;

        (C) all notices served and proposals, requirements or agreements made (whether or not subject to confirmation) by or (as the case may be) with any competent authority or arising under statute other than in respect of matters

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                                       5


                which are properly the responsibility of the Landlord under this Agreement;

        (D)     all matters in the nature of overriding interests as set out in section 70(1) of the Land Registration Act 1925 as amended;

        (E) all matters disclosed or which might reasonably be expected to be disclosed by searches and enquiries made by or on behalf of the Tenant or which a prudent lessee ought to make other than as aforesaid.

7.      PUBLIC REQUIREMENTS

7.1 The Property is let subject to and the Tenant is to indemnify the Landlord against all public requirements and all matters registered or capable of being registered with any local or other competent authority at the date of this Agreement or at completion.

7.2 The Tenant takes the Property with full notice of the use or development for which permission has been granted and accepts the position without any further enquiry or requisition.

8.      LICENCE TO OCCUPY

8.1 If the Landlord at the request of the Tenant permits the Tenant to occupy the Property before actual completion then as from the date of such occupation until it comes to an end the Tenant:

        (A) is not to occupy the Property otherwise than as the licensee of the Landlord;

        (B) is not to permit any third party other than its fit-out contractors to use or occupy the Property;

        (C) is to pay or indemnify the Landlord against all outgoings and other expenses in respect of the Property and all services consumed by the Tenant at the Property which the Tenant would have been liable to pay under the Underlease had the Underlease been completed;

        (D) is to comply with all statutory provisions in respect of the Property;

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                                       6


        (E) is to pay the Landlord on demand a fee at the same annual rate as the rents referred to in the Underlease (but nothing in respect of the rent first reserved thereunder until 5th December, 2000);

        (F) is to perform and observe the covenants and conditions contained in the Underlease as if a lease in the form of the Underlease had been granted so far as the same may be applicable to the permission to occupy;

        (G) is not to carry out any work to the Property other than in accordance with CLAUSE 11 of this Agreement and with the Landlord's express written approval;

        (H) is not to do or permit or suffer anything which may cause the Superior Landlord's insurance of the Property to be vitiated or the insurance monies withheld in whole or in part; and

        (I) is to procure that no advertising hoardings, boards or signs are to be placed on or around the Building (as defined in the Underlease) by its contractors or in respect of its own occupation.

8.2 The permission to occupy will come to an end on actual completion or on not less than seven working days' notice from the Landlord if:

        (A) any of the circumstances occur which would entitle the Landlord to terminate this Agreement whether or not it does so;

        (B)     this Agreement is rescinded; or

        (C) completion of the proposed Underlease does not take place on the Completion Date by reason of the Tenant's default.

8.3 Upon the permission to occupy coming to an end otherwise than by actual completion, the Tenant is forthwith to vacate the Property.

8.4 Any work carried out to the Property by the Tenant or at its request before actual completion is at the sole risk and expense of the Tenant and the Tenant is to indemnify the Landlord against the reasonable and proper expense of reinstating the

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        Property should the Landlord require the Property to be reinstated if:-

        (A) completion does not take place on or before the Completion Date otherwise than by reason of the Landlord's default; or

        (B) the Superior Landlord refuses consent in accordance with the terms of the Superior Lease (whether or not the Underlease has been granted).

9.      COMPLETION

9.1 Completion of the Underlease and the Rent Deposit Deed is to take place on the Completion Date upon which the Tenant will pay to the Landlord the sum of four hundred and ninety thousand pounds (L490,000) in accordance with the Rent Deposit Deed.

9.2 Apportionments are to be made with effect from the Completion Date except where completion is delayed by reason of the Tenant's default and the Landlord elects that they should be made from actual completion.

10.     THE UNDERLEASE

10.1    The term of the Underlease is to commence on 13th June, 2000.

10.2 The liability to pay the yearly rent reserved by the Underlease (excluding, for the avoidance of doubt, the service charge and insurance rent which shall be payable from the date of the Tenant's occupation pursuant to CLAUSE 8 of this Agreement) is to commence upon the Rent Commencement Date.

11.     TENANT'S FIT OUT WORKS

11.1 The Landlord will as soon as reasonably practicable provide the carpet in the quantity supplied to the Landlord by the Superior Landlord pursuant to CLAUSE 13.6 of the Agreement for Lease in the colour option notified by the Tenant to the Landlord for the floor of the Property and the Tenant will, at its own cost, install the carpet in a good and workmanlike manner to the reasonable satisfaction of the Landlord and in accordance with the provisions of this CLAUSE 11.

11.2 The Landlord shall provide to the Tenant as soon as reasonably practicable after receiving the same from the Superior Landlord, such information relating to the Property as the Tenant may

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        reasonably require in order to plan and design and tender the Tenant's
        Fitting Out Works.

11.3 The Tenant may provide to the Superior Landlord and the Landlord for their approval (in each case such approval not to be unreasonably withheld) plans, specifications and such other information as the Superior Landlord and/or the Landlord shall reasonably require in relation to the whole or parts of the Tenant's Fitting Out Works and the Landlord shall consider such parts for approval without requiring the submission of such information in relation to the whole of the Tenant's Fitting Out Works but the Tenant shall not commence any part of the Tenant's Fitting Out Works until the details in relation to such part have been approved by the Landlord and the Superior Landlord in writing (and in the case of the Landlord, such consent not to be unreasonably withheld or delayed).

11.4 If not granted by the commencement of the Tenant's Fitting Out Works, on carrying out the Tenant's Fitting Out Works the Tenant will comply with the obligations of the tenant in the Licence for Alterations as if it had been granted.

11.5 As soon as practicable after completion of the relevant Tenant's Fitting Out Works (and in any event on completion of the Licence for Alterations) the Tenant will deliver to the Superior Landlord and the Landlord at its own cost:

        (A) two complete sets of the final "as-built" scale drawings of the relevant Tenant's Fitting Out Works and one set of DXF files on computer disk or in such other format as the Superior Landlord and/or the Landlord reasonably requests and as can be produced at no material additional cost to the Tenant;

        (B) a complete reproduceable set of "as-built" scale drawings of the mechanical, electrical and other installations and services of the Tenant's Fitting Out Works and one set of DXF files (or such other format as the Superior Landlord and/or the Landlord reasonably requires and as can be produced at no material additional cost) on computer disk showing the same;

        (C) one copy of the proposed entries in the Health and Safety file for the Property in respect of the Tenant's Fitting Out Works together with a copy on optical disk;

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        (D)     a schedule listing the names and addresses of all contractors and principal subcontractors and suppliers who have been involved in or concerned with the Tenant's Fitting Out Works.

11.6 Subject to the grant by the Superior Landlord, the Landlord will grant and the Tenant will take up and execute the Licence for Alterations.

11.7    Subject to:-

        (A) receipt from the Tenant of all plans, specifications and other information which the Landlord and/or the Superior Landlord may reasonably require; and

        (B) the carrying out and completion of the Tenant's Fitting Out Works not resulting in the Landlord being in breach of the terms of the Superior Lease;

        then, without being required to issue proceedings, the Landlord is to use all reasonable endeavours to obtain the Licence for Alterations (with the costs of the Superior Landlord being the responsibility of the Tenant).

12.     TERMINATION

        The Landlord or Tenant may terminate this Agreement forthwith without prejudice to accrued rights of action if:

        (A) the other party fails to comply with any of its obligations under this Agreement within fourteen working days of being notified in writing of such non-compliance by the party not in default; or

        (B) (in the case of the Landlord only) any event happens which would entitle the Landlord to re-enter upon the Property in accordance with the terms of the Underlease (whether or not after notice) if the proposed Underlease had actually been granted.

13.     INTEREST

        If so required and without prejudice to the Landlord's other remedies, the Tenant is to pay to the Landlord interest (as well after as before after any judgment) at the contract rate on sums becoming due under this Agreement (whether or not formally

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        demanded) and not paid within ten working days of their becoming due from the date they become due down to the date of payment.

14.     SET-OFF

        All amounts payable by the Tenant under this Agreement are to be paid in full free from all set-off claims, counterclaims or demands without any deduction, withholding, restriction or condition.

15.     ACKNOWLEDGEMENT

15.1    The Tenant acknowledges that:

        (A) it enters into this Agreement on the basis of the replies of the relevant authorities to its enquiries;

        (B) it has carried out its own survey and inspection of the Property and formed its own view as to its suitability for the Tenant's purposes;

        (C) the Landlord's written replies to formal preliminary enquiries raised through the Landlord's solicitors are the only authorised statements by or on behalf of the Landlord made in connection with the proposed Underlease; and

        (D) it enters into this Agreement on the basis of the replies to the enquiries provided to the Landlord by the Superior Landlord and the letter of reliance in favour of the Tenant from the Superior Landlord's solicitors.

15.2 Nothing contained or implied in this Agreement shall be or be taken to be and there is expressly excluded any representation, warranty or undertaking by or on behalf of the Landlord in relation to the Property or its fitness for the Tenant's or any other purpose.

15.3 The parties acknowledge that this Agreement constitutes the entire agreement between the parties concerning its subject matter and has set out in it or incorporates all the terms which the parties have expressly agreed so that any agreement or arrangement entered into contemporaneously is collateral to it and is not part of it.

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16.     NOTICES

16.1 Any demand or notice to be served on any party under this Agreement will be validly served if sent by first class post addressed to that party and if there is more than one of them to any of them at the persons registered office address (as recorded for the time being at Companies House) if it is a company or at its last known address or at the address given in this Agreement.

16.2 Any demand or notice sent by post will be conclusively treated as having been served 48 hours after posting.

16.3 The provisions for postal service set out above are not to prevent any other effective form of service.

17.     EXTRACT RISER

17.1 Subject to CLAUSE 17.2, the Tenant permits the Landlord (and those authorised by the Landlord) access to the Property at all reasonable times as well after the grant of the Underlease as before to carry out the Extract Riser Works such works to be carried out at the Landlord's cost in a good and workmanlike manner using good quality materials and in accordance with all necessary consents, the Construction (Design Management) Regulations 1994 and statute or other legislation for the time being in force.

17.2 During the carrying out of the Extract Riser Works and the Landlord's Works the Landlord will (or will procure as the case may be):-

17.2.1 that the minimum possible inconvenience disturbance or nuisance is caused to the Tenant; and

17.2.2 that the minimum possible damage to the Property and the Tenant's property or equipment at the Property is caused and will as soon as reasonably practicable make good any damage to the Tenant's reasonable satisfaction.

17.3 The parties shall procure that their respective contractors liase with each other in order to co-ordinate the carrying out of the Extract Riser Works, the Landlord's Works and the Tenant's Fitting Out Works and to minimise the impact on each other's programme for execution of the respective works.

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                                       12


18.     FURTHER WORKS

18.1 The Tenant permits the Landlord and the Superior Landlord and those persons authorised by either of them unrestricted access to the Property as well after the grant of the Underlease as before to carry out the works contemplated by this clause.

18.2 The Landlord shall use reasonable endeavours to procure that the snagging items identified in the schedule at ANNEXURE 5 affecting the Property or the Common Parts (as defined in the Underlease) are rectified as soon as reasonably practicable.

18.3 During the Defects Period (as defined in the Agreement for Lease) if the Tenant notifies the Landlord of any defects appearing in the Property the Landlord shall notify the Superior Landlord in accordance with CLAUSE 8.1 of the Agreement for Lease of such defects and shall use reasonable endeavours to procure that the Superior Landlord makes good such defects as appear on the schedule of defects prepared by the architect pursuant to CLAUSE 8.1 of the Agreement for Lease in accordance with CLAUSE 8.2 of the Agreement for Lease.

18.4 In the carrying out of its obligations pursuant to CLAUSE 18.2 and 18.3 of this Agreement the Landlord shall use all reasonable endeavours to procure that the Superior Landlord has regard to the Tenant's programme for the carrying out of the Tenant's Fitting Out Works and uses reasonable endeavours to procure that (insofar as practicable) any remedial works to be performed shall be carried out in a manner so as not to interfere materially with the carrying out of the Tenant's Fitting Out Works.

19.     NON-MERGER

        The Landlord's and Tenant's obligations under this Agreement shall continue notwithstanding the grant of the Underlease insofar as they remain to be performed and observed.

20.     RESOLUTION OF DISPUTES

        If there shall be any dispute between the parties arising out of or in connection with this Agreement it may be referred by either party to an independent chartered surveyor agreed upon between the parties or nominated on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors or (his duly appointed

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                                       13


        deputy) for determination and the said surveyor shall act as an arbitrator in accordance with the Arbitration Act 1996.

21.     INDEMNITY

        In respect of any indemnity given by the Tenant to the Landlord, the Landlord covenants to give the Tenant notice of any claims made under any insurance policy, not to admit liability, settle, adjust or compromise any such claim without giving the Tenant a reasonable period in which to make representations in respect thereof.

22.     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

        The parties to this Agreement do not intend that any term of this Agreement is to be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

23.     STANDARD CONDITIONS

        In the Standard Conditions:

        (A) "clearing bank" means Barclays Bank PLC, Lloyds TSB Bank PLC, HSBC Bank PLC or National Westminster Bank PLC;

        (B) the "contract rate" means 4 per centum per annum over the base lending rate from time to time of National Westminster Bank PLC; and

        (C)     General Conditions 2.2, 3.1.1, 3.1.2, 4.3.2, 4.5, 5.1.1, 5.1.2,
                5.1.3, 5.2, 6.3.2, 6.8.4, 7.3, 8.1.3 and 8.2.4 shall not apply.

AS WITNESS the parties or the duly authorised representatives of the parties have signed this Agreement the day and year first before written.

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                                       14




Signed for and on behalf             )
of the Tenant                        )
                                     )
by                                   )
                                     )


Signed for and on behalf             )
of the Landlord                      )
                                     )
by                                   )
                                     )

                                    ANNEXURES

Annexure 1  -  Underlease

Annexure 2  -  Licence for Alterations

Annexure 3  -  Rent Deposit Deed

Annexure 4  -  Extract Riser Works

Annexure 5  -  Snagging List

DATED                                                                       2000
--------------------------------------------------------------------------------




                        TEMPLE PROPERTY HOLDINGS LIMITED

                                       AND

                                  EXULT LIMITED

--------------------------------------------------------------------------------

                                   COUNTERPART

                                   UNDERLEASE

                                       OF

                           SIXTH FLOOR 16 OLD BAILEY,

                                   LONDON EC4

--------------------------------------------------------------------------------



                                SLAUGHTER AND MAY
                              35 BASINGHALL STREET
                                 LONDON EC2V 5DB
                                  REF: DJB/JSYN

                                   PARTICULARS



DATE                                                                        2000

NEW OR OLD TENANCY           The tenancy created by this Underlease is a new
                             tenancy for the purposes of the Landlord and Tenant
                             (Covenants) Act 1995.

LANDLORD                     TEMPLE PROPERTY HOLDINGS LIMITED (Co. Reg. No.
                             3821294)

Registered Office            12 Gough Square, London EC4A 3DW

TENANT                       EXULT LIMITED (Co Reg No 3897915)

Registered Office            20-22 Bedford Row, London WC1R 4JS

PREMISES The Sixth Floor of the Building as shown edged red on the Plans.

BUILDING                     16 Old Bailey, London EC4

TERM GRANTED                 10 years from and including the Term Commencement
                             Date.

TERM COMMENCEMENT DATE       13 June 2000.

RENT Four hundred and thirty one thousand nine hundred and forty one pounds (pound sterling)431,941) per annum, subject to review.

RENT COMMENCEMENT DATE       5th December 2000.

RENT REVIEW DATE             13th June 2005.

SERVICE CHARGE               The service charge payable pursuant to the terms of
                             the Superior Lease.

INTEREST RATE                3 percent over the HSBC Bank plc Base Rate.

PERMITTED USE                Offices within Use Class B1(a) of the Town and
                             Country Planning (Use Classes) Order 1987.

DATE                                                                       2000

PARTIES

(1) TEMPLE PROPERTY HOLDINGS LIMITED (incorporated and registered in England and Wales under company number 3897915), the registered office of which is at 12 Gough Square, London EC4A 3DW; and

(2) EXULT LIMITED (incorporated and registered in England and Wales under company number 3821294), the registered office of which is at 20-22 Bedford Row, London WC1R 4JS.

        IT IS AGREED AS FOLLOWS:

1.      DEFINITIONS

        In this Underlease the following definitions apply:

        "BASE RATE"

                means the base rate from time to time of HSBC Bank plc, or if that rate is no longer published then the rate of interest which the Landlord reasonably considers to be most closely comparable to minimum lending rates generally applicable in the UK from time to time;

        "BUILDING"

                means 16 Old Bailey, London EC4 and all Service Media on, over or under such land, and Service Media outside such land but exclusively serving it (excluding, in both cases, any Service Media which are not owned by the Superior Landlord);

        "COMMON PARTS"

                means the management office, main reception, stairways, landings, corridors, lifts, lavatories, refuse areas, and other internal areas of the Building other than the Premises or the Offices and the deliveries areas, car park and other means of access to the Offices and other external areas of the Building;

        "GROUP"

                means a group of companies within the meaning of section 42 of the Landlord and Tenant Act 1954;

        "INSURANCE RENT"

                means the sum payable to the Superior Landlord pursuant to CLAUSE 7.1.2 of the Superior Lease;

        "INSURED RISKS"

                means any risk against which the Superior Landlord insures pursuant to the terms of the Superior Lease.

        "INTEREST RATE"

                means 3 percent over the Base Rate;

        "LANDLORD"

                means the first party to this deed and its successors in title and persons entitled to the reversion immediately expectant on the termination of this Underlease;

        "THIS UNDERLEASE"

                means this deed as varied or supplemented by any Supplemental Document;

        "OFFICES"

                means the parts of the Building (other than the Premises) which are intended for letting on the basis of a demise similar in nature to the Premises, or which are let;

        "PERMITTED PART"

                means any part of the Premises which is by its nature capable of being separately let and provided that at no time shall there be more than two occupiers at the Premises disregarding common parts and treating the Tenant and each tenant of a Permitted Part and persons with whom it is entitled to share occupation in each case as a single occupier for this purpose;

        "PERMITTED USE"

                means offices within Use Class B1(a) of the Town and Country Planning (Use Classes) Order 1987 (as at the date that Order first came into force);

        "PLANS"

                means the plans annexed to this deed;

        "PLANNING ACTS"

                means the Town and Country Planning Act 1990, the Planning (Listed Building and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991;

        "PREMISES"

                means:

                The Sixth Floor, 16 Old Bailey, London EC4 of the Building as shown for identification only edged red on the Plans bounded by and including:

                (a) the interior plaster and other finishes of the external walls of such premises and the walls dividing the Building from other property (but excluding any other part of such wall(s);

                (b) the inner half of the non-load-bearing internal walls dividing such premises from other parts of the Building (but excluding any other part of such walls);

                (c) the interior plaster and other finishes of the internal load-bearing walls dividing such premises from other parts of the Building (but excluding any other part of such walls);

                (d) the flooring, raised floors any voids beneath them down to and including the floor screeds but excluding the joists floor slabs or other structures supporting such flooring;

                (e) the suspended or false ceilings and any voids above them up to and including the finishes on the underside of the ceiling slabs but excluding the ceiling slabs,

                and including:

                (f) the whole of any non-load-bearing walls, columns and partitions within such premises;

                (g) the interior plaster and other finishes of load-bearing walls and columns within such premises (but excluding any other part of such walls and columns);

                (h) the doors and windows and door and window frames and fittings at such premises;

                (i) landlord's fixtures from time to time within such premises, but if those fixtures are Service Media then only if they fall within PARAGRAPH (j) below;

                (j) Service Media within and from time to time exclusively serving such premises and which are owned by the Superior Landlord (but excluding any other Service Media);

                and comprising the following square footage: 8906;

        "QUARTER DAYS"

                means 25 March, 24 June, 29 September and 25 December in each year;

        "REINSTATEMENT SPECIFICATION"

                means the specification annexed hereto or in the event that materials listed in the specification are not reasonably available from time to time at reasonable cost or are not appropriate for use then reference to such materials will be substituted by reference to materials of no less quality which perform a similar function;

        "RENT"

                means four hundred and thirty one thousand nine hundred and forty one pounds (pound sterling)431,941) per annum as reviewed under this Lease;

        "RENT COMMENCEMENT DATE"

                means 5th December 2000;

        "REVIEW DATE"

                means 13th June 2005;

        "SERVICE CHARGE BALANCE"

                means the sum payable to the Superior Landlord pursuant to CLAUSE 7.1.3 of the Superior Lease;

        "SERVICE CHARGE ESTIMATE"

                means the sum in respect of the Service Charge Estimate (as defined in the Superior Lease) payable to the Superior Landlord pursuant to CLAUSE 7.1.1 of the Superior Lease;

        "SERVICE MEDIA"

                means conduits and equipment used for the reception, generation, passage and/or storage of Utilities and all fire alarms, smoke detectors, sprinklers, dry risers, security cameras and closed circuit television apparatus;

        "STRUCTURAL PARTS"

                means all parts of the Building other than the Common Parts, the Offices and the Premises;

        "SUPERIOR LANDLORD"

                means the person entitled for the time being to the reversion expectant upon the determination of the Superior Lease;

        "SUPERIOR LEASE"

                means the Superior Lease dated 1st September 2000 and made between (1) Hammerson UK Properties Plc (2) the Landlord and (3) D.C. Parker and others under which the Landlord holds the Premises for a term of 25 years;

        "SUPPLEMENTAL DOCUMENT"

                means any deed, agreement, licence, memorandum or other document which is supplemental to this deed;

        "SURVEYOR"

                means an independent chartered surveyor appointed jointly by the Landlord and the Tenant or, if they do not agree on the identity of such surveyor, by the President of the Royal Institution of Chartered Surveyors (or any other officer authorised to carry out that function) on the application of either the Landlord or the Tenant in accordance with this Underlease;

        "TENANT"

                means the second party to this deed and its successors in title;

        "TERM"

                means the term of years created by this deed;

        "TERM COMMENCEMENT DATE"

                means 13th June 2000;

        "UTILITIES"

                means electricity, gas, water, foul water and surface drainage, heating, ventilation and air-conditioning, smoke and fumes, signals, telecommunications, satellite and data communications and all other utilities;

        "VAT"

                means value added tax payable by virtue of the Value Added Tax Act 1994;

        "WORKING DAY"

        means any day (other than Saturday) on which banks are usually open for business in England and Wales.

2.      INTERPRETATION

2.1         In this Underlease:

2.1.1 the table of contents and clause headings are for reference only and do not affect its construction;

2.1.2 the words "include" and "including" are deemed to be followed by the words "without limitation";

2.1.3 general words introduced by the word "other" do not have a restrictive meaning by reason of being preceded by words indicating a particular class of acts, things or matters, and

2.1.4 obligations owed by or to more than one person are owed by or to them jointly and severally.

2.2         In this Underlease, unless otherwise specified:

2.2.1 a reference to legislation is a reference to all legislation having effect in the United Kingdom at any time during the Term, including directives, decisions and regulations of the Council or Commission of the European Union having the force of law, and Acts of Parliament and orders, regulations, consents, licences, notices and bye-laws made or granted under any Act of Parliament or any such directive, decision or regulation of the Council or Commission of the European Union, or made or granted by a local authority or by a court of competent jurisdiction;

2.2.2 a reference to particular legislation is a reference to that legislation as amended, consolidated or re-enacted from time to time and to all subordinate legislation made under it from time to time;

2.2.3 a reference to a person includes an individual, corporation, company, firm, partnership or government body or agency, whether or not legally capable of holding land; and

2.2.4 a reference to a clause is a reference to a clause or sub-clause of this Underlease.

2.2.5 any reference to costs which are or may be payable by the Tenant (including the cost of registration of any completed transaction) shall include but not be limited to all reasonable and proper legal costs, surveyors' and architects' fees, and other reasonable and proper professional fees and all other expenditure incidental thereto or attendant thereon incurred by the Landlord on its own account or where required by the Superior Landlord;

2.2.6 reference to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right:-

                (a) by the Superior Landlord and any mortgagee of the Landlord or the Superior Landlord and all persons authorised by them, and

                (b)     in common with all other persons having a like right;
                        and

2.2.7 reference to any consent or approval required from the Landlord shall be construed as also including a requirement to obtain the consent or approval of the Superior Landlord where the Superior Landlord's consent or approval would be required under the terms of the Superior Lease except that nothing herein shall be construed as imposing on the Superior Landlord any obligation (or indicating that such an obligation is imposed on the Superior

                Landlord by the terms of the Superior Lease) not unreasonably to refuse any such consent or approval.

2.3         In this Underlease.

2.3.1 an obligation of the Tenant not to do something includes an obligation not to cause or allow that thing to be done;

2.3.2 a reference to any act or to any act or omission of the Tenant includes any act or any act or omission of any other person at the Premises or the Building with the Tenant's express or implied authority which for this purpose shall not include the Landlord its servants agents or licensees;

2.3.3 the rights of the Landlord under any clause are without prejudice to the rights of the Landlord under any other clause or Supplemental Document or other instrument entered into in connection with this Underlease;

2.3.4 the obligations of or restrictions on the Tenant under any clause, Supplemental Document or other instrument entered into in connection with this Underlease, are without prejudice to the obligations of or restrictions on the Tenant, or to the rights of the Landlord under any other clause, Supplemental Document or other instrument entered into in connection with this Underlease;

2.3.5 a reference to the consent or approval of the Landlord means the prior consent in writing of the Landlord, signed by or on behalf of the Landlord;

2.3.6 references to the end of the Term are to the end of the Term whether before, at or after the end of the term of years granted by this Underlease;

2.3.7 references to a fair proportion of any sum are to the whole or a proportion of that sum which is fair and reasonable to be determined by arbitration in case of dispute;

2.3.8           the perpetuity period is 80 years from the date of this deed;

2.3.9 where a sum is expressed to be payable on demand, it will become payable, unless otherwise specified, five Working Days after the demand has been made; and

2.3.10 unless otherwise specified, references to the Premises and the Building include any part of the Premises or the Building.

2.4         In relation to any indemnity in this Underlease by the Tenant to the
            Landlord:

2.4.1 as soon as reasonably possible after the Landlord shall in good faith consider that any such claim would be the subject of such indemnity to give notice in writing to the Tenant of any claim brought or made or threatened to be brought or made against the Landlord; and

2.4.2 not to admit liability, settle, adjust or compromise any such claim without first notifying the Tenant and (save to the extent that it is impossible or impractical so to do) giving the Tenant a reasonable period within which to make representations in respect thereof and giving due consideration to any such representation.

3.      GRANT AND TERM

        The Landlord leases the Premises to the Tenant for a term of ten years from and including the Term Commencement Date expiring on and including 12 June 2010, the Tenant paying the following sums, which are reserved as rent: the Rent, the Service Charge Estimate, the Insurance Rent, the Service Charge Balance, the Second Service Charge Rent (as defined in the Second Schedule) and any VAT payable on those sums and any interest due under this Underlease.

4.      RIGHTS GRANTED

4.1         The following rights are granted by the Landlord to the Tenant:

4.1.1           the right to enter and exit from the Premises over the Common
                Parts;

4.1.2 the right to have the name of the Tenant (or other permitted occupier(s)) displayed on a name board to be provided by the Superior Landlord in the ground floor reception area of the Building in a style approved by the Superior Landlord and the Landlord in each case such approval not to be unreasonably withheld;

4.1.3 the right to display a sign at the entrance to the Premises showing the names of the Tenant and any other permitted occupiers and any companies having their registered office at the Premises in a style approved by the Landlord such approval not to be unreasonably withheld;

4.1.4           the right to use the lavatories on the Common Parts;

4.1.5           the right to use the refuse areas on the Common Parts;

4.1.6 the right to use the Service Media forming part of the Building which serve, but do not form part of, the Premises;

4.1.7 the right to enter other parts of the Building in order to carry out any repairs to the Premises, but only if those repairs cannot reasonably be carried out without such entry, and subject to the Tenant complying with CLAUSE 4.3;

4.1.8 the right of support and protection from the rest of the Building to the extent existing at the date of this deed;

4.1.9 the right to install, repair, replace, inspect and use such plant and machinery on the roof space shown edged red on the Plans as the Tenant may reasonably require having regard to the requirements of the other occupiers in the Building in connection with the proper use of the Premises;

4.1.10 the right to construct, repair, replace, inspect and use such Service Media as the Tenant shall require in connection with the proper use of the Premises running between the different parts of the Building such Service Media to be constructed in the appropriate risers and ducts within the Building and in such a way as shall be approved by the Landlord such approval not to be unreasonably withheld or delayed;

4.1.11 the right to pass and repass at all times with or without vehicles over and upon those parts of Green Arbour Court as are coloured brown on the plan attached to the transfer dated 12 December 1997 and made between Railtrack plc (1) and Barclays Bank plc (2); and

4.1.12 the right granted in a deed of easement dated 22 January 1998 and made between Ludgate Management Limited (1) Barclays Bank plc (2) Railtrack PLC (3) and BLCT (2777) Limited (4) subject to the terms and conditions of that deed and in the event that the Superior Landlord requests the Landlord's consent to terminate the rights pursuant to clause 6.2 of that deed, the Landlord shall not give consent without obtaining the agreement of the Tenant that reasonably suitable alternative access to the western side of the Building has been obtained.

4.2         The rights granted by CLAUSE 4.1:

4.2.1 are granted only to the extent that the Landlord has power to grant them at the date of this Underlease;

4.2.2 save where indicated otherwise are not granted to the Tenant exclusively, but are to be used in common with the Landlord, any other tenants and lawful occupiers of the Building, and other persons authorised by them;

4.2.3 may be interrupted or temporarily varied for the purposes of any works of maintenance, repair, alteration or the replacement of any building, lifts or lift equipment or Service Media in connection with which the rights are exercised provided that save in emergency reasonable prior notice is given and reasonably suitable alternative arrangements are made available;

4.2.4 are to be exercised by the Tenant, and any authorised undertenant, in accordance with any reasonable regulations which the Landlord may make for the proper management of the Building; and

4.2.5           in the case of the rights referred to in CLAUSE 4.1.11 and
                4.1.12 will last only until such time as any land over or through which they are exercised is adopted or acquired by a third party for the purposes of providing the relevant facility to the general public.

4.3 The right granted by CLAUSE 4.1.7 is granted subject to the conditions that the Tenant may, except in cases of emergency, only exercise that right after having given reasonable prior written notice to the occupier of the relevant other property, the Superior Landlord and the Landlord, and in any event on the conditions that:

4.3.1 it is exercised in a manner which causes as little inconvenience as reasonably practicable to the occupier of the other property; and

4.3.2 the person exercising that right shall immediately make good any damage caused to that other property and to any items belonging to the Superior Landlord, the Landlord, the tenant or the occupier of the other property which are at the other property;

            and the Tenant shall ensure that the person exercising that right complies with the terms of this CLAUSE 4.3.

4.4 Nothing contained or referred to in this Underlease will confer on, or grant to, the Tenant any right, easement or privilege other than those which are set out in CLAUSE 4.1 and section 62 of the Law of Property Act 1925 will not apply to this Underlease.

4.5 Nothing contained or referred to in this Underlease entitles the Tenant to the benefit of, or the right to enforce, or to prevent the release or modification of any agreement entered into by any other tenant or occupier of the Building or any other tenant of the Landlord.

5.      RIGHTS RESERVED AND REGRANTED

5.1 The following rights are reserved from this Underlease to the Superior Landlord and the Landlord:

5.1.1 the right to build, or carry out works, to any other part of the Building or to raise the height of the Building, even if such building or works lessen the access of light or air to the Premises or causes any nuisance, damage or inconvenience to the Tenant or other occupier of the Premises, provided that it does not materially affect the Tenant's or other permitted occupiers' use of the Premises for the Permitted Use or the rights granted to the Tenant hereunder;

5.1.2 the right to build into any of the structures bounding and forming part of the Premises for the purpose of CLAUSE 5.1.1;

5.1.3           the right to:

                (a) inspect, repair and replace any Service Media in, on, under or over the Premises, but which do not form part of or serve the Premises;

                (b) connect into and use any Service Media within or forming part of the Premises if the relevant services cannot reasonably be provided any other way and such connection and use does not materially adversely affect the provision of the relevant services or the use of any such Service Media for the benefit of the Premises; and

                (c) a right to enter the Premises and inspect, repair and replace an extract riser running from the lower ground floor to the roof of the Building in the approximate position shown coloured yellow on the Plans;

5.1.4 the right to attach any equipment to the Building in order to clean the outside of the windows of the Building;

5.1.5 the right to attach any equipment or notices to the Premises to comply with any legislation or any requirements of the insurers of the Building;

5.1.6 the right of support and protection from the Premises for the rest of the Building and any adjoining property;

5.1.7 the right for the occupier of any other part of the Building to enter the Premises for the same purposes and in the same circumstances as the Tenant may enter other parts of the Building;

5.1.8           the right to enter the Premises:

                (a) to exercise the rights referred to in CLAUSEs 5.1.1 to 5.1.7;

                (b) to view the state and condition of the Premises, to measure and undertake surveys of the Premises and to prepare schedules of condition or of dilapidations at the Premises;

                (c) to determine whether the Tenant is complying with its obligations in this Underlease and to remedy any breach of those obligations;

                (d) to show prospective purchasers of any interest in the Landlord's or Superior Landlord's reversion or, in the last six months of the Term, to show prospective tenants over the Premises;

                (e)     in connection with the provision of the Services;

                (f) in connection with any requirements of the insurers of the Premises;

                (g) for any other reasonable purpose connected with this Underlease or with the Superior Landlord's or Landlord's interest in the Premises or the Building or with the proper management of the Building.

5.2 The rights reserved by this Underlease may be exercised by anyone authorised by the Landlord.

5.3 The person exercising any right reserved by this Underlease may, only exercise that right:

5.3.1 except in cases of emergency after having given reasonable prior written notice to the Tenant; and

5.3.2 in a manner which causes as little inconvenience as reasonably practicable to the Premises; and

5.3.3 on the basis that the person exercising that right shall immediately make good any damage caused to the Premises and to any items belonging to the Tenant or the occupier of the Premises which are at the Premises, and the Landlord shall ensure that the person exercising that right complies with the terms of this CLAUSE 5.3.

5.4 The Tenant shall allow any person who has a right to enter the Premises to enter the Premises at all reasonable times, provided that reasonable notice has been given, which need not be written notice. In cases of emergency no notice need be given and the Superior Landlord and the Landlord or another person on behalf of the Superior Landlord and the Landlord may break into the Premises if entry cannot be effected in any other way. The Superior Landlord and/or the Landlord will be liable to make good any damage caused to the Premises in breaking into the Premises in these circumstances except where such forced entry is required because of any breach of covenant by the Tenant.

6.      THIRD PARTY RIGHTS OVER THE PREMISES

6.1 There are excepted from this deed and this Underlease is granted subject to the matters contained or referred to in the documents listed below:


        DATE                  DOCUMENT                                              PARTIES
        ----                  --------                                              -------
1.      29.04.1966            Conveyance                                            British Railways Board (1)
                                                                                    Worthy Estates Limited (2)

2.      07.08.1989            Deed relating to rights of light                      Far Investment Limited (1)
                                                                                    Barclays Bank PLC (2)

3.      04.06.1991            Deed relating to rights of light and crane            Barclays Bank Plc (1)
                              oversailing                                           British Railways Board (2)
                                                                                    Rosehaugh Stanhope (Ludgate Phase I) Plc (3)

4.      07.02.1995            Deed relating to rights of light and air              Barclays Bank PLC (1)
                                                                                    London Capital Holdings Limited (2)

5.      12.12.1997            Transfer                                              Railtrack Plc (1)
                                                                                    Barclays Bank PLC (2)

6.      12.12.1997            Agreement relating to works at Fleet Place            BLCT (27770) Limited (1)
                                                                                    Barclays Bank PLC (2)
                                                                                    Ludgate Management Limited (3)

7.      12.12.1997            Deed relating to fire escape and other matters        BLCT (27770) Limited (1)
                                                                                    Ludgate Management Limited (2)
                                                                                    Barclays Bank PLC (3)

        DATE                  DOCUMENT                                              PARTIES
        ----                  --------                                              -------
8.      12.12.1997            Deed Relating to rights of oversailing                Barclays Bank PLC (1)
                                                                                    BLCT (27770) Limited (2)

9.      22.01.1998            Deed of Easement                                      Ludgate Management Limited (1)
                                                                                    Barclays Bank PLC (2)
                                                                                    Railtrack Plc (3)

                                                                                    BLCT (27770) Limited (4)
10.     24.03.1998            Deed relating to rights light and air, restrictive    Railtrack Plc (1)
                              covenants, crane oversailing, fire escape,            Heron London Developments Limited (2)
                              vehicular access and other matters                    Barclays Bank Plc (3)

11.     09.09.1998            Supplemental Deed relating to crane oversailing       Heron Developments Limited (1)
                                                                                    Hammerson UK Properties Limited (2)

12.     28.11.1997            Agreement to enter into a deed in respect of          Railtrack Plc (1)
                              Britannia House and Williams National House           Heron London Developments Limited (2)
                                                                                    Barclays Bank PLC (3)

13.     28.11.1997            Agreement in relation to development of land at       Barclays Bank PLC (1)
                              16-17 Old Bailey                                      James Stephen Blakeley & Others (2)
                                                                                    Wilde Sapte (3)

14.     08.06.1998            Deed of Release of rights of way                      London Capital Holdings Ltd (1)

                                                                                    Hammerson UK Properties Plc (2)
15.     01 02 2000            Counterpart lease of transformer chamber              Hammerson UK Properties Plc (1)
                                                                                    London Electricity plc (2)

16.     03.11.1993            Fleet Place                                           One Fleet Place Limited (1)
                              Estate Agreement                                      Ten Fleet Place Limited (2)
                                                                                    Ludgate Management Limited (3)


6.2 The Tenant shall comply with the matters contained or referred to in the documents referred to in CLAUSE 6.1 so far as they relate to the Premises and the rights granted by this Underlease and are subsisting and capable of being enforced.

6.3         The Tenant shall:

6.3.1 not permit any third party to acquire any right over the Premises or to encroach upon the Premises;

6.3.2 give the Superior Landlord and the Landlord immediate written notice of any attempt to do this;

6.3.3 take any steps which the Superior Landlord and/or the Landlord may reasonably require to prevent the acquisition of any right over or encroachment on the Premises; and

6.3.4 preserve for the benefit of the Premises and the Superior Landlord's and/or the Landlord's interest in them all existing rights which belong to the Premises and are enjoyed over adjoining or neighbouring property.

6.4 The Tenant shall not block or obstruct any window or ventilator at the Premises.

7.      PAYMENT OF RENTS

7.1         TENANT'S OBLIGATION TO PAY RENT

            The Tenant agrees with the Landlord to pay:

7.1.1 the Rent, the Service Charge Estimate and any VAT payable on those sums in four equal instalments in advance on the Quarter Days;

7.1.2           the Insurance Rent on demand;

7.1.3 the Service Charge Balance, and any VAT on it, on demand whether such demand is made and received before or after the end of the Term; and

7.1.4           interest in accordance with CLAUSE 9.7;

7.1.5 the Second Service Charge Rent, and any VAT on it, at the times set out in the Second Schedule.

7.2         FIRST PAYMENT OF THE SERVICE CHARGE ESTIMATE AND SECOND SERVICE
            CHARGE RENT

            The first instalment of the Service Charge Estimate and the Second Service Charge Rent, and any VAT due on them is to be made on the date of this deed, and is to be a proportionate amount for the period from and including the date of this deed until the next Quarter Day.

7.3         RENT COMMENCEMENT DATE

            The first payment of the Rent shall be made on the Rent Commencement Date in respect of the period from and including the Rent Commencement Date until the next Quarter Day.

7.4         NO RIGHT OF SET-OFF

            The Tenant waives any legal or equitable right of set-off, deduction, abatement or counterclaim which it may have in respect of the Rent or any other sums due under this Underlease and agrees to make all payments of Rent and other such sums in full on their due dates.

8.      RENT REVIEW

8.1         DEFINITIONS

            In this clause the following definition applies:

        "OPEN MARKET RENT"

                means the annual rent at which the Premises could reasonably be expected to be let as a whole at the relevant Review Date in the open market:

                (a)     without a fine or premium;

                (b)     by a willing landlord to a willing tenant;

                (c) which would be payable after the expiry of a rent free or reduced rent period of such length as would be negotiated in the open market between the willing landlord and the willing tenant at the relevant Review Date in respect only of fitting out works which would be carried out by the willing tenant;

                (d) under a lease of ten years commencing on and including the relevant Review Date;

                (e) otherwise on the same terms as this Underlease, except as to the amount of the Rent but including the provisions for review and assuming that the rent commencement date in such lease is at such date after the relevant Review Date so as to provide for the rent free or reduced rent period referred to in PARAGRAPH (c) above;

                assuming that:

                (f) the Premises are available to be let with vacant possession;

                (g) other than where and to the extent that the Landlord is in breach of its covenants at CLAUSE 10.2 if the Premises and the Building and any land or Service Media over which any rights granted by this Underlease are to be exercised are damaged or destroyed that they have been reinstated;

                (h) the Premises have been finished to the state described in the Reinstatement Specification and are ready to receive the willing tenant's fitting out works;

                (i) the Tenant has fully complied with its obligations in this Underlease;

                (j) the Landlord has fully complied with its obligations in this Underlease other than those which remain unremedied after it has received notice of the breach and been given a reasonable opportunity to remedy the same;

                (k) no work has been carried out on the Premises by the Tenant or any undertenant or their predecessors in title otherwise than pursuant to any obligation to the Landlord which would lessen the rental value of the Premises;

                (l) the Premises can, in their assumed state, be lawfully used by the willing tenant for the Permitted Use;

                (m) any consents or licences current or required at the relevant Review Date which are not personal to the Tenant and which are capable of being freely assigned or renewed at no cost are available to the willing tenant; and

        but disregarding:

                (n) any effect on rent of the fact that the Tenant or any authorised occupiers or their respective predecessors have been in occupation of the Premises;

                (o) any goodwill attached to the Premises by reason of the Tenant or any authorised occupiers or their respective predecessors carrying on any business at the Premises;

                (p) any improvements carried out by the Tenant or any authorised occupiers, or their respective predecessors in title, under the Agreement leading to the grant of this Underlease or during the Term, with the consent (if required) of the Landlord, at the cost of the relevant Tenant or authorised occupier, and not pursuant to an obligation owed by the relevant Tenant or authorised occupier or their respective predecessors in title to the Landlord or its predecessors in title;

                (q) any increase or decrease in rent the hypothetical tenant might be prepared to pay by reason of the use or occupation by the Tenant or any authorised occupier or their respective predecessors of any other part of the Building; and

                (r) any legislation which imposes a restraint upon agreeing or receiving an increase in the Rent.

8.2         DETERMINATION OF THE REVISED RENT BY AGREEMENT

8.2.1 The Rent will be reviewed at the Review Date, and from the Review Date the Rent will be the higher of the Rent reserved immediately before the Review Date and the Open Market Rent at the Review Date.

8.2.2 The Landlord and the Tenant may agree the level of the Open Market Rent at any time before the Surveyor has determined it.

8.2.3 The Landlord and the Tenant may agree that, taking into account the Open Market Rent at the Review Date, the revised Rent reserved from the Review Date will be formulated in terms which provide for different amounts to be paid with effect from different dates on or after the Review Date.

8.2.4 If the Landlord and the Tenant have not agreed the Open Market Rent three months before the Review Date, either may require it to be determined by a Surveyor.

8.3         THE SURVEYOR

8.3.1 The Surveyor must have substantial recent relevant experience in the letting and valuation of properties of a similar type and in the same region as the Premises.

8.3.2 If the Surveyor dies, or gives up the appointment, or fails to act in accordance with this CLAUSE 8, or it becomes apparent that the Surveyor is or will become unable so to act, the Landlord and the Tenant may make a further appointment of, or application for, a substitute Surveyor.

8.3.3 The Surveyor shall act as an arbitrator in accordance with the Arbitration Act 1996.

8.4         DETERMINATION OF THE REVISED RENT BY THE SURVEYOR

8.4.1 The Surveyor shall be instructed to determine the Open Market Rent within two months (or longer if reasonable) of being appointed, to make a direction as to costs (including the costs of appointment) and to give a reasoned award.

8.4.2 The costs of appointment and fees of the Surveyor shall be paid in such proportions as the Surveyor directs, or if no such direction is made, then equally by the Landlord and the Tenant. If either party has not paid any costs required to be paid under this clause within 10 Working Days of having been required to pay them, the other party may pay such costs and recover the same from the other.

8.5         RENT PENDING REVIEW

8.5.1 If the revised Rent has not been agreed or determined before the Review Date, then the Rent shall continue to be payable at the rate payable immediately before the Review Date.

8.5.2 On the Quarter Day after the revised Rent has been agreed or determined the shortfall, if any, between the Rent paid and the revised Rent for the period from the Review Date until that Quarter Day will become due together with interest on that shortfall at the Base Rate from the date or dates on which such shortfall became due.

8.6         LEGISLATIVE RESTRICTIONS

            If there is any legislation in force at the Review Date which restricts the Landlord's right to review the Rent in accordance with this clause, or to receive any increase in the Rent following a review, then the date on which the legislation is repealed or amended to allow a review of or increase in the Rent, will be a further Review Date and the Landlord will be entitled to require a review of the Rent in accordance with this clause, except that the revised Rent will be the highest of:

8.6.1           the Open Market Rent at that further Review Date;

8.6.2           the Rent reserved immediately before that further Review Date;
                and

8.6.3 the Rent reserved immediately before the relevant legislative restriction became applicable to this Underlease.

8.7         RENT REVIEW MEMORANDUM

            Following the agreement of the revised Rent after each rent review, the Landlord and the Tenant shall sign a memorandum recording the revised level of the Rent and any agreement made pursuant to CLAUSE
            8.2.3. The memorandum will be prepared by the Landlord and each party will bear its own costs.

8.8         TIME NOT OF THE ESSENCE

            Time will not be of the essence in relation to this clause.

9.      OTHER FINANCIAL MATTERS

9.1         UTILITIES

            The Tenant shall pay all charges, including connection and hire charges, relating to the supply of Utilities to the Premises and will comply with all present or future requirements and recommendations of the suppliers of Utilities to the Premises.

9.2         COMMON FACILITIES

            The Tenant shall pay on demand a fair proportion of any costs properly incurred or properly payable by the Landlord in respect of any land or Service Media outside the Building but used in connection with the Premises.

9.3         RATES AND TAXES

            The Tenant shall pay and indemnify the Landlord against all present and future rates, duties and assessments of any nature charged on or payable in respect of the Premises whether payable by the landlord, owner, occupier or tenant of the Premises and whether of a capital or income, recurring or non-recurring nature except any imposed on the Landlord in respect of:

9.3.1           the grant of this deed; or

9.3.2           the receipt of sums under this Underlease; or

9.3.3 any dealing in or disposition of any reversionary interest in the Premises.

9.4         PAYMENTS RELATING TO THE PREMISES AND OTHER PROPERTY

            Where any of the charges payable under CLAUSE 9.1, 9.2 or 9.3 relates to other property as well as the Premises, the amount to be paid by the Tenant will be a fair proportion of the whole of the amount charged or payable.

9.5         LANDLORD'S COSTS

            The Tenant shall pay to the Landlord, on demand, and on an indemnity basis, the fees, costs and expenses charged, incurred or payable by the Landlord, and its advisors or bailiffs in connection with:

9.5.1 any steps taken in contemplation of, or in relation to, any proceedings under section 146 or 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938, including the preparation and service of all notices, and even if forfeiture is avoided (unless it is avoided by relief granted by the court);

9.5.2 preparing and serving schedules of dilapidations at any time during the Term (or after the Term in respect of dilapidations arising during the Term), and supervising any works undertaken to remedy such dilapidations;

9.5.3 recovering (or attempting to recover) any arrears of Rent or other sums due to the Landlord under this Underlease, including the costs of preparing and serving any notice under section 17 of the Landlord and Tenant (Covenants) Act 1995 and any costs associated with the Landlord's remedies of distress or execution;

9.5.4 any investigations or reports reasonably and properly carried out to determine the nature and extent of any breach by the Tenant of its obligations in this Underlease;

9.5.5 any steps taken to procure that a breach by the Tenant of its obligations under this Underlease is remedied; and

9.5.6 any application for a consent of the Landlord (including the preparation of any documents) which is needed by virtue of this Underlease, whether or not such consent is granted save to the extent that it is unreasonably withheld or delayed contrary to the provisions requiring the same.

9.6         VAT

9.6.1 Where the Tenant is to pay the Landlord for any supply made to the Tenant by the Landlord, the Tenant shall also pay any VAT which may be payable in connection with that supply.

9.6.2 Where the Tenant is to pay the Landlord the costs of any supplies made to the Landlord, the Tenant shall also pay the Landlord any VAT payable in connection with that supply, except to the extent that the Landlord is able to obtain a credit for the VAT from HM Customs & Excise.

9.7         INTEREST

9.7.1 If the Rent is not paid to the Landlord on the due date or if any other sums payable under this Underlease to the Landlord are not paid within five Working Days of the due date for payment the Tenant shall pay interest to the Landlord at the Interest Rate for the period from and including the due date until payment (both before and after any judgment).

9.7.2 If the Landlord refuses to accept any Rent or other sum due under this Underlease, when the Tenant is, or may be, in breach of any of its obligations in this Underlease so as not to prejudice the Landlord's rights to re-enter the Premises and forfeit this Underlease, the Tenant shall pay interest on such sum to the Landlord at the Interest Rate for the period from and including the date such sum became due until the date the payment is accepted by the Landlord.

9.7.3 Interest under this Underlease will accrue on a daily basis, compounded with quarterly rests on the Quarter Days and will be payable immediately on demand.

9.8         EXCLUSION OF STATUTORY COMPENSATION

            Any statutory right of the Tenant, or any undertenant, to claim compensation from the Landlord or any superior landlord on leaving the Premises is excluded to the extent that the law allows.

10.     INSURANCE

10.1        LANDLORD'S OBLIGATIONS RELATING TO INSURANCE

10.1.1          The Landlord covenants:

                (a) to procure (at the Tenant's request and cost) that the Superior Landlord complies with its obligations as to insurance and reinstatement contained at CLAUSES 10.1 and 10.2 of the Superior Lease; and

                (b) to produce to the Tenant (at the Tenant's cost) once a year, and on the occasion of any material change, relevant details of the insurance of the Premises and evidence of the payment of the current premium insofar as and to the extent that such details and such evidence are produced to the Landlord provided that the Landlord has used all reasonable endeavours to obtain such details.

10.2        TENANT'S OBLIGATIONS RELATING TO INSURANCE

            The Tenant shall:

10.2.1          pay the Insurance Rent in accordance with this Underlease;

10.2.2 pay on demand any increase in the insurance premium for any part of the Building or any adjoining property of the Superior Landlord which is attributable to the use of the Premises, or anything done or omitted to be done on the Premises by the Tenant or any other occupier of the Premises;

10.2.3 pay on demand a fair proportion of the costs incurred or payable by the Superior Landlord in connection with the Superior Landlord obtaining any valuation of the Building for insurance purposes, as long as such valuation is made at least three years after any previous such valuation;

10.2.4 comply with the requirements of the insurers relating to the Premises and the rights granted to the Tenant by this Underlease;

10.2.5 not do or omit to do anything which may make any insurance of the Building taken out by the Superior Landlord and advised to the Tenant void or voidable, or which would result in an increase in the premiums for such insurance;

10.2.6 give the Superior Landlord and the Landlord immediate written notice of any damage to or destruction of the Premises by an Insured Risk;

10.2.7 pay the Landlord (or at its direction, the Superior Landlord) on demand the amount of any excess required by the insurers in connection with that damage or destruction;

10.2.8 pay the Landlord (or at its direction, the Superior Landlord) on demand an amount equal to any amount which the insurers properly refuse to pay, following damage or destruction to any part of the Building, or any adjoining property of the Landlord or the Superior Landlord, by an Insured Risk, because of any act or omission of the Tenant subject to the Landlord assigning (or procuring the assignment) to the Tenant the right to receive such amount from the insurers;

10.2.9 if requested by the Landlord and/or the Superior Landlord, remove its fixtures and effects from the Premises to allow the Superior Landlord to repair or reinstate the Premises;

10.2.10 not take out any insurance of the Premises against the Insured Risks in its own name other than in respect of any part of the Premises installed by or on behalf of the Tenant or any undertenant or any other occupier, other than in respect of any plate glass at the Premises, and if the Tenant has the benefit of any such insurance, the Tenant shall hold all money receivable under that insurance upon trust for the Landlord if and to the extent the insurers of the Building do or might reasonably in the future seek to exercise rights of contribution by reason of such insurance.

10.3        SUSPENSION OF RENT

10.3.1 If the whole of the Premises or any part which the Superior Landlord is obliged to insure, or the means of access over the Building to the Premises or any Service Media over which the Tenant exercises rights granted by this Underlease, are damaged or destroyed by an Insured Risk so as to make the Premises or any part which the Superior Landlord is obliged to insure, unfit for occupation or use for the Permitted Use or the means of access thereto unfit for their purpose the Rent (or a due proportion of it according to the nature and extent of the damage) will be suspended from the date of damage or destruction for a period of five years or, if sooner, until the Premises, or such part, have been made fit for occupation and use, or the means of access restored or the Service Media over which the rights are exercised are repaired or restored PROVIDED THAT the proportion of the Rent suspended under the provisions of this clause shall not exceed the proportion of the rent so suspended under clause 10.4.1 of the Superior Lease.

10.3.2 The Rent will not be suspended to the extent that any loss of rent insurance has been made ineffective, or payment of it has been refused by the insurers because of any act or omission by the Tenant.

10.3.3 The suspension of the Rent will not affect the Tenant's obligation to discharge any arrears of Rent or other sums due under this Underlease up to the date of damage or destruction.

10.3.4 Any dispute relating to this CLAUSE 10.4 will be referred to arbitration.

10.4        OPTION TO DETERMINE FOLLOWING DAMAGE BY AN INSURED RISK

10.4.1 If the whole or substantially the whole of the Premises is made unfit for occupation or use for the Permitted Use or the means of access thereto is unfit for their purpose in either case as a result of damage or destruction caused by an Insured Risk and reinstatement of the Premises has not been completed because of circumstances beyond the Superior Landlord's reasonable control, within three years of the damage or destruction, either party may terminate this Underlease by giving written notice to the other:

10.4.2 The notice must be given before completion of reinstatement and after the third anniversary of the damage or destruction in the case of termination pursuant to clause 10.4.1 above.

10.4.3 Termination of this Underlease pursuant to CLAUSE 10.4.1 will be without prejudice to any claim which the Landlord or the Tenant may have against the other for any earlier breach of their respective obligations in this Underlease.

10.4.4 The Tenant shall remain bound by CLAUSES 10.2.7 and 10.2.8 after such termination.

10.5        INSURANCE MONIES

            All insurance monies payable will belong to the Superior Landlord.

10.6        OPTION TO DETERMINE

10.6.1 If the whole or substantially the whole of the Premises is made unfit for occupation or use for the Permitted Use or the means of access thereto is unfit for their purpose in either case as a result of damage or destruction caused otherwise than by an Insured Risk then either party may prior to the damage or destruction being reinstated terminate this Underlease by giving written notice to the other.

10.6.2 Termination of this Underlease pursuant to CLAUSE 10.6.1 will be without prejudice to any claim which the Landlord or the Tenant may have against the other for any earlier breach of their respective obligations in this Underlease.

11.     RESTRICTIONS

11.1 The Tenant covenants not to obstruct the Landlord's right of access to the extract riser referred to in CLAUSE 5.1.3(c).

11.2 The Tenant covenants not to install blinds or curtains on the inside of the windows of the Premises or to dress or cover the same in any manner whatsoever (without the consent of the Landlord not to be unreasonably withheld or delayed).

12.     STATE AND CONDITION OF THE PREMISES

12.1        REPAIR

12.1.1 The Tenant shall repair the Premises and keep them in good and substantial repair and condition.

12.1.2 The Tenant shall carry out all works and treatments to the Premises as are necessary for the proper repair and maintenance of the Premises and to ensure the health and safety of people working at or visiting the Premises.

12.1.3 The Tenant will not be liable under this CLAUSE 12.1 to the extent that damage is caused by an Insured Risk unless the insurance proceeds are withheld in whole or in part by reason of the act or default of the Tenant or any permitted occupier of the Premises.

12.2        REDECORATION

12.2.1 The Tenant shall redecorate the Premises every five years, and in the last six months of the Term (but not more than once in any two year period), and, on the last occasion, in colours and materials approved by the Landlord.

12.2.2 All redecoration is to be carried out to a high standard and in accordance with good practice.

12.2.3 The Tenant will not be obliged to redecorate the Premises while the Superior Landlord is repairing or reinstating the Premises by reason of CLAUSE 10.2 of the Superior Lease to the extent that repair or reinstatement includes redecoration. The Tenant shall then redecorate the interior every five years after the repair or reinstatement and in the last six months of the Term (but not more than once in any two year period) and otherwise in accordance with this CLAUSE 12.2.

12.3        ALTERATIONS

12.3.1          Except as provided in this CLAUSE 12.3 the Tenant shall not:

                (a)     construct any new building or structure on the Premises;

                (b) make any structural alterations or additions to the Premises; or

                (c) make any alterations or additions to the outside parts or exterior of the Premises, including any alterations to their appearance.

12.3.2 Except as provided in this CLAUSE 12.3 the Tenant shall not without the consent of the Superior Landlord and the Landlord, in each case such consent not to be unreasonably withheld or delayed:

                (a) make any alterations to the Service Media which form part of the Premises;

                (b) make any internal, non-structural alterations or additions to the Premises; or

                (c) attach such alterations or additions to the interior of the structure of the Building.

12.3.3 On any application for consent to make alterations or additions the Tenant shall give the Landlord six copies of a specification and detailed drawings identifying the proposed works and such description of such alterations or additions in CAD form as the Superior Landlord or the Landlord may reasonably require.

12.3.4 The Tenant may erect relocate and remove internal non-structural partitioning and attach the same to the interior of the structure of the Building without obtaining the Landlord's consent so long as such partitioning shall have no detrimental effect on any building services at the Building or the means of escape in case of fire from the Building or any part of it and provided that the Tenant gives the Landlord six copies of location drawings and construction details prior to commencing the works.

12.3.5 The Tenant shall, at the end of the Term, remove any alterations or additions made to the Premises and make good any damage caused by that removal and shall reinstate the Premises to their original layout and condition as evidenced by the Reinstatement Specification (save that the Tenant will replace any damaged carpet tiles with tiles of a similar type and quality (subject to availability)).

12.4        SIGNS AND RELETTING NOTICES

12.4.1 The Tenant shall not display any signs or notices at the Premises which can be seen from outside the Premises, except as provided in CLAUSES 4.1.2 and 4.1.3 of this Underlease the size, style and position of which have been approved by the Superior Landlord and the Landlord in each case such approval not to be unreasonably withheld or delayed;

12.4.2 At the end of the Term the Tenant shall remove any signs at the Premises and will make good any damage caused by that removal.

12.4.3 The Tenant shall not object to any sign placed on the exterior of the Building during the last six months of the Term for the reletting of the Premises as long as such sign does not unreasonably restrict the access of light or air to the Premises.

13.     USE OF THE PREMISES

13.1        THE PERMITTED USE

            The Tenant shall not use the Premises except for the Permitted Use.

13.2        RESTRICTIONS ON USE

            The Tenant shall not:

13.2.1 leave the Premises unoccupied for a period of more than one month without first notifying the Superior Landlord and the Landlord in writing;

13.2.2          do anything on the Premises which is illegal or immoral;

13.2.3 do anything on the Premises which would cause a nuisance or inconvenience or any damage or disturbance to the Superior Landlord and/or the Landlord or any of the other occupiers of the Building or any owner or occupier of any other property near the Building;

13.2.4 obstruct any pavement, footpath or roadway adjoining or serving the Building;

13.2.5 carry out any noisy, noxious, dangerous or offensive acts at the Premises;

13.2.6 store dangerous or inflammable materials at the Premises, unless they are:

                (a) of a type usually kept by persons carrying on the same business as the Tenant (or other occupier) or necessary for the operation of any plant or machinery;

                (b)     kept in reasonable quantities; and

                (c) stored safely and in accordance with any requirements or recommendations of the insurers of the Premises;

13.2.7          allow waste to accumulate at the Premises;

13.2.8 allow any material which is deleterious, polluting or dangerous (to persons or property) to enter any Service Media or any adjoining property; nor

13.2.9          overload or obstruct any Service Media which serve the Premises.

13.3        USE OF MACHINERY

            The Tenant shall not use any machinery on the Premises in a manner which causes or may cause:

13.3.1 any damage to the fabric of the Building or any strain on the structure of the Building beyond that which it is designed to bear; or

13.3.2 any undue noise, vibration or other inconvenience to the Superior Landlord and/or the Landlord or other occupiers of the Building or of any adjoining property.

13.4        FIRE AND SECURITY PRECAUTIONS

            The Tenant shall comply with the requirements and recommendations of the fire authority and with any reasonable requirements of the Superior Landlord and/or the Landlord relating to fire prevention and the provision of fire fighting equipment at the Premises and the reasonable requirements of the Superior Landlord and/or the Landlord in relation to the security of the Building.

13.5        EXCLUSION OF WARRANTY

            The Landlord does not warrant or represent that the Premises may be used for the Permitted Use or for any other purpose.

14.     DEALINGS

14.1        GENERAL RESTRICTIONS

            The Tenant shall not part with nor agree to part with possession of the whole or part of the Premises or this Underlease, nor allow any other person to occupy the whole or any part of the Premises, except as permitted by the remainder of this CLAUSE 14.

14.1.1 Not to assign the whole of the Premises unless each of the following conditions is fulfilled:-

                (a) the Tenant has first offered in writing to surrender this Underlease to the Landlord at the expiry date of three weeks from such offer which offer shall contain the following details:-

                        (i)     the name and address of the proposed assignee;
                                and

                        (ii) the terms (including financial provisions) of the proposed assignment; and

                (b) the Landlord has failed to accept the Tenant's offer within two weeks of receipt of such offer (time being of the essence).

14.1.2 If the Landlord accepts the offer referred to in CLAUSE 14.1.1 within the aforementioned two week period (time being of the essence), the Landlord and the Tenant shall be subject to a binding agreement under which the Tenant shall surrender this Underlease and the Landlord shall accept such surrender on the expiry of three weeks from the date of receipt by the Landlord of the offer notice referred to in CLAUSE 14.1.1(a) by deed or otherwise in a manner reasonably acceptable to the Landlord and the Tenant.

14.1.3 Subject to (i) all Rent and other sums due under this Underlease up to the date of the surrender having been paid in full; (ii) there being no subsisting material breaches of covenant on the part of the Tenant; (iii) the Landlord accepting the surrender in accordance with CLAUSE 14.1.1 and (iv) the Tenant giving up vacant possession of the Premises on completion of the surrender, the Landlord shall (upon completion of the surrender) release the Tenant from all liabilities under this Underlease by deed in a form reasonably acceptable to the Tenant.

14.2        ASSIGNMENTS

14.2.1 In this clause "ASSIGNEE" means the proposed assignee and "ASSIGNMENT" means the proposed assignment.

14.2.2 The Tenant shall not assign any part (as opposed to the whole) of this Underlease.

14.2.3 The Tenant shall not assign the whole of this Underlease without the consent of the Superior Landlord and the Landlord, in each case such consent not to be unreasonably withheld or delayed.

14.2.4          The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927, the Landlord may refuse its consent to an assignment in any of the following circumstances:

                (a) if at the date of the application for consent the Tenant is in arrears with Rent or other sums due under this Underlease;

                (b) if in the reasonable opinion of the Landlord the Assignee is not of sufficient financial standing to pay the Rent and other sums payable under this Underlease and to comply with the tenant's obligations in this Underlease (except where in the reasonable opinion of the Landlord acceptable security for such payments and such obligations is provided);

                (c) if, where the obligations of the Tenant have been guaranteed by a member of the same Group as the Tenant, the Assignee is another member of that Group and the guarantee will cease to be available after the assignment;

                (d) if the Assignee (being a body corporate) is not incorporated within the United Kingdom, the United States of America, the European Union or a foreign jurisdiction with which the UK has a treaty or other agreement providing for mutual enforceability of judgments, unless its proposed guarantor (and if more than one then all of them) (being a body corporate) is (or are) so incorporated; and

                (e) if the provisions of CLAUSE 14.1.1 of this Underlease have not been complied with in all respects.

14.2.5          The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927, the Landlord may give its consent to an assignment subject to all or any of the following conditions:

                (a) that where reasonably required by the Landlord the Tenant enters into an authorised guarantee agreement no later than the date of the instrument of the Assignment, which agreement shall be in the form of the draft attached as the FIRST SCHEDULE with such amendment as may be reasonably required;

                (b) that, where reasonably required by the Landlord, the Assignee shall procure a guarantor or guarantors, which if a body corporate is to be incorporated within the UK or United States of America, the European Union or a foreign jurisdiction with which the UK has a treaty or other agreement providing for mutual enforceability or judgments, reasonably acceptable to the Landlord, to enter into a full guarantee and indemnity of the Assignee's obligations under this Underlease, such guarantee and indemnity to be by deed and to be in the form of CLAUSE 21 of the Superior Lease with such additions and amendments as are necessary to reflect the fact that the guarantee and indemnity is being entered into by a separate instrument and after the date of this deed or as are reasonably required;

                (c) if the Assignee is a member of the same Group as the Tenant then unless the Assignee is of at least equal covenant strength to the Tenant, the Assignee shall procure a guarantor or guarantors from another member of the same Group which is of at least equal covenant strength to the Tenant such guarantor satisfying the provisions in clause 14.2.5 (b);

                (d) that the Assignment is completed within two months of the date of the consent;

                (e) that the proposed assignee of this Underlease enters into a covenant with the lessor for the time being under the Superior Lease to comply with the terms of the Superior Lease on the part of the tenant, other than as to the payment of any Rent or other sums reserved as rent by the Superior Lease, and to comply with the obligations on the tenant in this Underlease, from the date the instrument of the assignment of this Underlease is completed throughout the term of this Underlease or until the assignee of this Underlease is released by virtue of the Landlord and Tenant (Covenants) Act 1995, if sooner.

14.2.6 CLAUSES 14.2.4 and 14.2.5 do not limit the right of the Landlord to refuse consent to an assignment on any other reasonable ground or to impose any other reasonable condition to its consent.

14.3        UNDERLETTINGS

14.3.1 The Tenant shall not underlet or agree to underlet any part of the Premises (as distinct from the whole) except by an underlease of a Permitted Part.

14.3.2 The Tenant shall not underlet the whole of the Premises or a Permitted Part, except in accordance with the remainder of this CLAUSE 14.3 and with CLAUSE 14.4 and then only with the consent of the Superior Landlord and the Landlord, such consent not to be unreasonably withheld or delayed.

14.3.3 The Tenant shall not underlet the whole of the Premises or a Permitted Part without first obtaining from the undertenant a covenant by the undertenant with the lessor for the time being under this Underlease and the Superior Lease to comply (except, in the case of an underletting of a Permitted Part, in so far as they apply to the Permitted Part) with the lessee's covenants in this Underlease, other than as to the payment of any Rent or other sums reserved as rent by this Underlease, and to comply with the obligations on the undertenant in the underlease throughout the term of the underlease or until the undertenant is released by virtue of the Landlord and Tenant (Covenants) Act 1995, if sooner.

14.3.4 Any underlease of the whole of the Premises or of a Permitted Part shall be granted:

                (a) at a rent which is not less than the then open market rent of the whole of the Premises or the Permitted Part (as the case may be);

                (b) without a fine or premium other than a rent free period no longer than that commonly available in the open market for premises of the type being underlet; and

                (c) with the underlease rent payable not more than one quarter in advance.

14.3.5 The Tenant shall not grant any underlease without an effective order of a court of competent jurisdiction made under section 38(4) of the Landlord and Tenant Act 1954 authorising an agreement excluding sections 24 to 28 (inclusive) from the tenancy to be created by the underlease. The Tenant shall supply the Landlord and the Superior Landlord with a copy of the order (with the form of underlease) certified by solicitors as a true copy of the original for this purpose.

14.4        TERMS TO BE CONTAINED IN ANY UNDERLEASE

            Any underlease shall contain the following terms:

14.4.1          (where the term of the underlease extends beyond the Review
                Date) a provision for the review of the rent in the same terms and on the same dates as the review of the Rent in this Underlease;

14.4.2          a provision for re-entry in the same terms as CLAUSE 18;

14.4.3 an obligation on the undertenant not to deal with or dispose of its interest in the underlease, or part with possession of the whole or part of that interest or permit any other person to occupy the Premises or the Permitted Part (as the case may be) except as permitted by CLAUSE 14 and except, in the case of an underlease of the whole of the Premises, by way of:

                (a) an assignment of the whole of its interest in the Premises;

                (b) a floating charge of the whole of its interest in the Premises; or

                (c) a sub-underlease of the whole of the Premises or a Permitted Part,

                or except in the case of an underlease of a Permitted Part by way of:

                (d) an assignment of the whole of its interest in the Permitted Part;

                (e)     a floating charge over the whole of the Permitted Part;
                        or

                (f)     a sub-underlease of the whole of the Permitted Part.

                        which may, in any event, other than in the case of floating charges only be made with the consent of the lessor for the time being under this Underlease and the Superior Lease, in each case such consent not to be unreasonably withheld or delayed;

14.4.4 agreements between the Tenant and the undertenant in the same terms as CLAUSE 14.2.4 and 14.2.5 mutatis mutandis;

14.4.5 in the case of an underletting of the whole of the Premises an agreement between the Tenant and the undertenant expressed to be for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 that the Tenant may give its consent to an assignment of the underlease subject to a condition that the proposed assignee of the underlease enters into a covenant with the lessor for the time being under this Underlease and the Superior Lease to comply with the terms of this Underlease on the part of the tenant, other than as to the payment of any Rent or other sums reserved as rent by this Underlease, and to comply with the obligations on the undertenant in the underlease, from the date the instrument of the assignment of the underlease is completed throughout the term of the underlease or until the assignee of the underlease is released by virtue of the Landlord and Tenant (Covenants) Act 1995, if sooner;

14.4.6          an acknowledgement in the terms of CLAUSE 14.2.6;

14.4.7 provisions in the same form as CLAUSEs 14.3.3, 14.3.4 and 14.3.5 but relating to the undertenant in place of the Tenant, the sub-undertenant in place of the undertenant and the grant of a sub-underlease in place of the grant of an underlease;

14.4.8 an agreement between the Tenant and the undertenant that where the review of rent in the underlease is referred to a third party for determination, the Tenant will be allowed to make representations and counter-representations to that third party on behalf of the Landlord as to the reviewed rent to be payable under the underlease, and shall otherwise be consistent with the terms of this Underlease.

14.5        RENT REVIEW IN AN UNDERLEASE

14.5.1 The Tenant shall procure that the rent in any underlease is reviewed in accordance with the underlease.

14.5.2 The Tenant shall not agree the level of any reviewed rent with an undertenant before giving the Landlord not less than 10 working days notice either to agree the same or to require that the Tenant refers the rent review to a third party for determination in which latter event the Tenant shall refer the same and conduct such determination at the Landlord's cost and in the event that such third party determines a rent which is less than the Landlord was invited to agree at the outset the Landlord shall compensate the Tenant for the loss sustained.

14.5.3 If the rent review in an underlease is referred to a third party for determination, the Tenant shall:

                (a) invite the Landlord to supply evidence to the Tenant to enable the Tenant to make representations and counter-representations and to the extent that such third party is prepared to entertain the same the Tenant shall make such representations and counter-representations on behalf of the Landlord and copy any representations and counter-representations made by the Tenant or undertenant to the Landlord; and

                (b) keep the Landlord informed as to the progress of that third party determination.

14.6        FURTHER PROVISIONS RELATING TO UNDERLEASES

14.6.1 The Tenant shall use all reasonable endeavours to enforce the obligations of the undertenant in any underlease but shall not be required to forfeit the same.

14.6.2 The Tenant shall not vary the terms of any underlease in any material respect without the consent of the Landlord.

14.7        CHARGING

14.7.1 The Tenant shall not charge or agree to charge any part of the Premises (as distinct from the whole).

14.7.2 The Tenant shall not charge or agree to charge the whole of the Premises other than by way of floating charge without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

14.8        GROUP SHARING OF OCCUPATION

            If the Tenant is a company, it may share occupation of the Premises with one or more other companies which are in the same Group as the Tenant on the following conditions:

14.8.1 the Tenant promptly notifies the Landlord in writing of the beginning and the end of the arrangement;

14.8.2 no relationship of landlord and tenant is created by the arrangement; and

14.8.3 the other companies vacate the Premises immediately if any of them ceases to be a member of the same Group as the Tenant.

14.9 In the case of a Tenant which is a partnership or the management company or nominee for a partnership the Tenant may share occupation of the whole or any part of the Premises with such partnership or any associates subject to such sharing not creating the relationship of landlord and tenant between the Tenant and the occupiers.

14.10       REGISTRATION OF DEALINGS AND PROVISION OF INFORMATION

14.10.1 Within one month of any dealing with, or devolution of, the Premises or this Underlease or of any interest created out of them or it, the Tenant shall:

                (a) notify the Landlord in writing of that dealing or devolution;

                (b) give the Landlord a copy of any document effecting or evidencing the dealing or devolution, and the copies will each be certified by solicitors as a true copy of the original; and

                (c) pay the Landlord a reasonable registration fee of not less than twenty five pounds (L25) each.

14.10.2 Registration of any dealing with or devolution of the Premises or this Underlease or any interest created out of it or them will not imply that the Landlord has considered or approved the terms of that dealing or devolution.

14.10.3 The Tenant shall give the Landlord written details of persons occupying the Premises and the basis upon which they occupy on request by the Landlord.

15.     LEGAL REQUIREMENTS AND REGULATIONS

15.1        LEGISLATION

            The Tenant shall:

15.1.1 comply with all legislation affecting the Premises, their use and occupation, and the health and safety of persons working at or visiting the Premises, whether the legislation requires the owner, landlord, tenant or occupier to comply;

15.1.2 carry out any works to the Premises which are required by legislation;

15.1.3 obtain all licences and consents which are required under any legislation to use the Premises or carry out any works or other activity at the Premises;

15.1.4 where any such restriction extends beyond the end of the Term and is binding on third parties, at the end of the Term pay the Landlord a fair proportion of any compensation which the Tenant has received or which is receivable by the Tenant because of any restriction placed on the use of the Premises under any legislation;

15.1.5 not do or omit to do anything at the Premises which would result in:

                (a) any other part of the Building failing to comply with any legislation; or

                (b) the Landlord incurring any cost, penalty or liability under any legislation.

15.2        NOTICES RELATING TO THE PREMISES

            The Tenant shall:

15.2.1 give the Landlord and the Superior Landlord a copy of any notice received by the Tenant, relating to the Premises or the Building or any occupier of them, or to the Landlord's or Superior Landlord's interest in them, within five Working Days of having received it (or immediately if there are shorter time limits in the notice);

15.2.2 where a notice requires compliance by the owner or occupier of the Premises, but subject to CLAUSEs 15.2.3 and 15.2.4, comply with the terms of any such notice in a manner approved by the Landlord, but the Landlord's approval of any particular manner will not imply that the Tenant has discharged its obligation to comply with the terms of the notice;

15.2.3 at the Landlord's cost make, or join the Superior Landlord and/or the Landlord in making, any objection or appeal against such notice, which the Landlord may reasonably require and is not contrary to the Tenant's interests;

15.2.4          not give any notice or counter-notice under the Party Wall etc.
                Act 1996 without the consent of the Superior Landlord and the Landlord.

15.3        PLANNING

15.3.1          The Tenant shall comply with the Planning Acts.

15.3.2 The Tenant shall pay any charge imposed under the Planning Acts in respect of the use of the Premises, or any works carried out at the Premises by the Tenant or any permitted occupier.

15.3.3 The Tenant shall not apply for planning permission or make any other application under the Planning Acts nor implement any planning permission affecting the Premises without the consent of the Superior Landlord and the Landlord.

15.4        THE CONSTRUCTION (DESIGN AND MANAGEMENT) REGULATIONS 1994

15.4.1 In this clause "REGULATIONS" means the Construction (Design and Management) Regulations 1994 and "FILE" means the Health and Safety file for the Premises and works carried out to them, required by the Regulations.

15.4.2 In respect of any works carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises (including any works of reinstatement which may be carried out after the end of the Term) to which the Regulations apply, the Tenant shall:

                (a) comply in all respects with the Regulations and procure that any person involved in carrying out such works complies with the Regulations; and

                (b) act as the only client in respect of those works and where required by the Landlord serve a declaration to that effect on the Health and Safety Executive pursuant to Regulation 4 of the Regulations and give a copy of it to the Landlord and the Superior Landlord.

15.4.3          The Tenant shall:

                (a) maintain and make the File available to the Landlord and the Superior Landlord for inspection at all time;

                (b) on request provide copies of the whole or any part of the File to the Landlord and the Superior Landlord; and

                (c)     hand the File to the Landlord at the end of the Term.

15.4.4 The Tenant shall use all reasonable endeavours to obtain copyright licences which are needed for the Tenant to comply lawfully with this CLAUSE 15.4 and such licences shall:

                (a)     be granted with a full title guarantee;

                (b) allow the Landlord and any superior landlord and anyone deriving title through or under them to take further copies of such documents;

                (c)     be obtained without cost to any such person;

                (d) allow any such person to grant sub-licences on similar terms; and

                (e)     be irrevocable.

15.5        LOCAL AUTHORITY REQUIREMENTS

            The Tenant shall comply with all local authority requirements and recommendations relating to the loading and unloading of goods at the Building and the collection of refuse from the Premises.

15.6        DEFECTIVE PREMISES ACT 1972

15.6.1 The Tenant shall give the Landlord and the Superior Landlord immediate written notice of any defect in the Structural Parts or Common Parts adjoining the Premises of which the Tenant becomes aware and of any defect in the Premises which, in either case, may make the Landlord and/or the Superior Landlord liable to do, or not to do, any act to comply with the duty of care imposed by the Defective Premises Act 1972.

15.6.2 The Tenant shall display any notices at the Premises needed to enable the Landlord and/or the Superior Landlord to comply with the Defective Premises Act 1972.

15.7        REGULATIONS

            The Tenant shall comply with any regulations which may reasonably be made by the Landlord and/or the Superior Landlord and notified to the Tenant in writing from time to time to ensure the health and safety of persons at the Building and generally for the proper management of the Building.

15.8        SUPERIOR LEASE

15.8.1 To perform and observe all the covenants on the part of the lessee contained in the Superior Lease (save those in relation to the payments of rents thereunder) so far as they relate to the Premises and are not expressly assumed by the Landlord in this Underlease.

15.8.2 To indemnify and keep indemnified the Landlord against all damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of any breach by the Tenant of CLAUSE 15.8.1 of this Underlease.

15.8.3 Subject to the provisions of CLAUSE 5.3 of this Underlease, to permit the Landlord to enter on the Premises to enable it to comply with the covenants on its part contained in the Superior Lease notwithstanding that the obligation to comply with such covenants may be imposed on the Tenant by this Underlease.

16.     LANDLORD'S COVENANT

16.1 The Landlord agrees with the Tenant that, for so long as the Tenant complies with the terms of this Underlease, the Tenant may hold and use the Premises during the Term without any interruption (except as authorised by this Underlease) by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

16.2        The Landlord covenants with the Tenant:-

                (a) To pay the rents reserved by the Superior Lease in accordance with the covenants therein contained.

                (b) To take all reasonable steps to obtain the consent of the Superior Landlord whenever the Tenant makes an application for any consent required hereunder for which the consent of the Superior Landlord is needed by virtue of the Superior Lease in those cases where the Landlord is willing to give its consent or could not reasonably refuse or delay it provided that the Tenant shall pay all costs and expenses reasonably and properly incurred by the Landlord in relation to the application to the Superior Landlord for consent (including the reasonable and proper costs and expenses of the Superior Landlord payable by the Landlord under the provisions of the Superior Lease) whether consent is granted refused granted subject to any qualification or whether the application is withdrawn at the Tenant's request and further provided that the Landlord shall not be liable to the Tenant for refusing to grant a consent solely because the Superior Landlord has unreasonably refused to grant the relevant consent to the Landlord or granted consent subject to unreasonable conditions provided that at the request and cost of the Tenant the Landlord will seek a declaration from the courts that the Superior landlord is unreasonably withholding consent or has granted consent subject to unreasonable conditions (as applicable).

                (c) To procure (at the Tenant's request and cost) compliance by the Superior Landlord of its covenants in the Superior Lease.

16.3 As soon as it has exhausted its rights under the Agreement for Lease in respect of any defect in the Building the Landlord shall use its reasonable endeavours to enforce such rights and remedies which the Landlord may have under the collateral warranties which it holds relating to the redevelopment of the Building (the "Warranty Agreements") in respect of any defect in the Building notified to the Landlord by the Tenant and the Landlord shall expend any monies recovered under the Warranty Agreements in making good such defects.

17.     FORFEITURE

17.1        LANDLORD'S RIGHT OF RE-ENTRY

            If any event set out in CLAUSE 17.2 occurs, the Landlord may forfeit this Underlease and re-enter the Premises. The Term will then end, but without prejudice to any claim which the Landlord may have against the Tenant for any failure to comply with the terms of this Underlease.

17.2        EVENTS GIVING RISE TO THE LANDLORD'S RIGHT OF RE-ENTRY

17.2.1 The Rent or any other sum payable under this Underlease has not been paid 15 Working Days after it became due, whether formally demanded or not.

17.2.2 The Tenant has failed to comply with the terms of this Underlease.

17.2.3 The Tenant, if an individual (or if more than one individual then any one of them):

                (a)     is the subject of a bankruptcy petition; or

                (b) is the subject of an application for an interim order under part VIII of the Insolvency Act 1986; or

                (c) enters into any composition, moratorium or other arrangement with its creditors, whether or not in connection with any proceeding under the Insolvency Act 1986; or

                (d) a receiver of the income of the Premises is appointed under section 101 of the Law of Property Act 1925.

17.2.4 In relation to a Tenant which is a body corporate (or if more than one body corporate then any one of them):

                (a)     a proposal for a voluntary arrangement is made under
                        part I of the Insolvency Act 1986 or the directors of the Tenant resolve to make such a proposal;

                (b) a petition for an administration order is presented under part II of the Insolvency Act 1986 or the directors of the Tenant resolve to present such a petition;

                (c) a receiver (including a receiver under section 101 of the Law of Property Act 1925) or manager or administrative receiver of its property (or part of it) is appointed;

                (d) a resolution for its voluntary winding up is passed under part IV of the Insolvency Act 1986 or a meeting of its creditors is called for the purpose of considering that it be wound up voluntarily (in either case, other than a voluntary winding up whilst solvent for the purposes of and followed by a solvent reconstruction or amalgamation);

                (e) a petition for its winding up is presented to the court under part IV or by virtue of part V of the Insolvency Act 1986 or a resolution is passed that it be wound up by the court; or

                (f) an application is made under section 425 of the Companies Act 1985 or a proposal is made which could result in such an application.

17.2.5 The Tenant which is a body corporate (or if more than one body corporate then any of them):

                (a) enters or proposes to enter into any arrangement, moratorium or composition (other than any referred to above) with its creditors; or

                (b) is dissolved, or is removed from the Register of Companies, or ceases to exist (whether or not capable of reinstatement or reconstitution).

18.     NOTICES IN CONNECTION WITH THIS UNDERLEASE

18.1 Where a notice is to be given in connection with this Underlease, it must be given in writing and signed by or on behalf of the party giving it, unless it is stated that it need not be given in writing.

18.2 Any notice to be given in connection with this Underlease will be validly served if sent by first class post, or special delivery or recorded delivery and addressed to or personally delivered to:

18.2.1 the Landlord at the address given in this deed or such other address which the Landlord has notified to the Tenant in writing;

18.2.2 the Tenant at the Premises or its registered office or its last known address.

18.3 Any notice or demand sent by post from within the UK, and properly stamped and correctly addressed will be conclusively treated as having been delivered two Working Days after posting.

18.4 The Tenant shall give the Landlord verbal notice of any matter affecting the Premises where emergency action is needed as well as written notice.

19.     MISCELLANEOUS

19.1        LANDLORD'S RIGHTS TO REMEDY DEFAULT BY THE TENANT

19.1.1 If the Tenant fails to comply with any of its obligations in this Underlease, the Landlord may give the Tenant written notice of that failure, and the Tenant shall:

                (a)     immediately in the case of an emergency; and

                (b) otherwise as soon as practicable, but in any event within one month of such notice,

                begin and then, within a reasonable time, complete remedying that failure.

19.1.2 If the Tenant does not comply with CLAUSE 19.1.1, the Landlord may enter the Premises and carry out any works or do anything else which may be needed to remedy the Tenant's failure to comply with its obligations under this Underlease.

19.1.3 Any costs incurred by the Landlord by reason of CLAUSE 19.1.2 will be a debt due from the Tenant payable on demand and may be recovered by the Landlord as if it were additional rent.

19.2        TENANT TO PROVIDE INFORMATION

19.2.1 The Tenant shall give the Landlord any information or documents which the Landlord reasonably requests to show that the Tenant is complying with its obligations in this Underlease.

19.2.2 The Tenant shall give the Landlord immediate written notice of any defect or default which may make the Landlord liable to the Tenant or any third party.

19.3        TENANT'S INDEMNITY

            The Tenant agrees to indemnify the Landlord at all times (both during and after the Term) against all charges, claims, proceedings, liabilities, damages, losses, costs and expenses arising directly or indirectly from:

19.3.1 any works carried out at the Premises by or on behalf of the Tenant or any undertenant or other occupier;

19.3.2 any breach of any of the Tenant's obligations in this Underlease.

19.4        TENANT'S ACKNOWLEDGEMENT

            The Tenant acknowledges that it has not entered into this Underlease in reliance on any representation made by or on behalf of the Landlord.

19.5        QUALIFICATION OF LANDLORD'S LIABILITY

            The Superior Landlord and Landlord will not be liable to the Tenant or any other person for:

19.5.1 any damage to person or property arising from any act, omission or misfeasance by the Superior Landlord and/or the Landlord, or its employees, agents or independent contractors, or from the state and condition of the Premises or of any other part of the Building or any adjoining property of the Landlord;

19.5.2 any interruption to the supply of Utilities to the Premises or other parts of the Building;

19.5.3 any accidental damage to the Premises or to any property of the Tenant or any other occupier of the Premises or their employees, agents or independent contractors;

19.5.4 any accidental damage to any person occurring during the performance by or on behalf of the Superior Landlord and/or the Landlord of any service which the Tenant or other authorised occupier of the Premises has requested the Superior Landlord and/or the Landlord to carry out;

19.5.5 any act or omission of any other tenant or occupier of the Building; or

19.5.6 for any failure to perform any obligation in this Underlease, unless the Tenant has given the Landlord written notice of the facts giving rise to that failure and allowed the Landlord a reasonable time to remedy the matter.

19.6        SALE OF GOODS AFTER END OF TERM

19.6.1 The Tenant irrevocably appoints the Landlord as its agent to store or dispose of any items left by the Tenant at the Premises more than 10 Working Days after the end of the Term.

19.6.2 The Landlord may store or dispose of such items after that time as it thinks fit and without any liability to the Tenant, other than to account to the Tenant for the proceeds of sale, after deducting any costs of sale or storage incurred by the Landlord.

19.6.3 The Tenant agrees to indemnify the Landlord against any liability incurred by the Landlord by reason of the Landlord disposing of any items left at the Premises which do not belong to the Tenant, but which the Landlord reasonably believed did belong to the Tenant, which will be presumed unless the contrary is proved.

19.7        ARBITRATION

            Where this Underlease refers to a dispute being referred to arbitration, it will be referred to a single arbitrator who will act in accordance with the Arbitration Act 1996, and the referral will be a submission to arbitration in accordance with that Act.

19.8        DISPUTES UNDER SUPERIOR LEASE

            Any question or dispute arising under the Superior Lease which also affects or relates to the provisions of this Underlease is to be determined as provided in the Superior Lease and the determination is to be binding on the Tenant as well as the Landlord for the purposes both of the Superior Lease and this Underlease.

19.9        CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

            Unless expressly stated nothing in this Underlease will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

19.10       EXCLUSION ORDER

            Having been authorised to do so by an Order of the Mayors & City of
            London Court made on the   day of    , 2000 the Landlord and the
            Tenant
            agree that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 are excluded in relation to this Underlease.

20.     OPTION TO DETERMINE

20.1        In this clause "TERMINATION DATE" means [ ](1).

20.2 Subject to the pre-conditions in CLAUSE 20.3 being satisfied on the Termination Date, the Tenant may determine the Term on a Termination Date by giving the Landlord not less than six month's written notice. The Term will then determine on the Termination Date, but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Underlease.

20.3 The pre-conditions to the determination of the Term on the part of the Tenant pursuant to CLAUSE 20.2 are that:

20.3.1 vacant possession of the whole of the Premises is given to the Landlord on the Termination Date; and

20.3.2 all Rent and other sums due under this Underlease up to the Termination Date have been paid in full.

20.4        The Landlord may waive any of the pre-conditions set out in CLAUSE
            20.3 at any time before the Termination Date by written notice to the Tenant.

20.5 The Landlord may determine the Term on the Termination Date by giving the Tenant not less than six months written notice. The Term will then determine on the Termination Date, but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Underlease.

20.6        Time will be of the essence for the purposes of this clause.

21.     NEW OR OLD UNDERLEASE

            This Underlease is a new tenancy for the purposes of Section 1 of the Landlord and Tenant (Covenants) Act 1995

IN WITNESS of which this deed has been duly executed and is delivered on the date written at the beginning of this deed.

Annexes: Reinstatement Specification



---------------

(1)     Insert the date which is 7 years from date of Underlease.

                                 FIRST SCHEDULE

                         Authorised Guarantee Agreement



DATED
--------------------------------------------------------------------------------



                                    GUARANTOR

                                       and

          [                                                       ]






--------------------------------------------------------------------------------



                         AUTHORISED GUARANTEE AGREEMENT

                                 in relation to

                                   Sixth Floor

                            16 Old Bailey, London EC4



--------------------------------------------------------------------------------

                         AUTHORISED GUARANTEE AGREEMENT

DATE

PARTIES

(1)     [NOMINEE COMPANY] (incorporated and registered in England and Wales
        under company number                                               ),
        the registered office of                   which         is
        at                       (the GUARANTOR); and

(2)     [                                   ] (incorporated and registered in
        England and Wales under company number[                             ]),
        the registered office of which is at [                              ]
        (the LANDLORD).

RECITALS

(A)     By the Underlease the Premises were let to [                          ]
        for a term of 10 years from and including 13 June 2000.

(B) The reversion immediately expectant on the term created by the Underlease remains vested in the Landlord and the residue of that term remains vested in the Guarantor.

(C) The Underlease contains a covenant against assignment without the consent of the Landlord.

(D) The Landlord has given its consent to an assignment to the Assignee, subject to a condition that the Guarantor enters into an agreement guaranteeing the performance of the tenant covenants by the Assignee in the form of this deed.

(E)     This deed is entered into by the Guarantor pursuant to that condition.

IT IS AGREED AS FOLLOWS:

1.      DEFINITIONS

        In this deed the following definitions apply:

        "ASSIGNEE"

                           (company       registration               number
                    ), the registered office of
        which                 is            at                    ;


        "GUARANTOR"

                the first party to this deed and its successors in title;

        "LANDLORD"

                the second party to this deed and its successors in title;

        "UNDERLEASE"

                a lease made between The Landlord (1) and The Guarantor (2) and dated
                             and any document varying or supplemental to such
                lease whether entered into before or after the date of this deed;

        "PREMISES"

                Sixth Floor 16 Old Bailey, London EC4 as more particularly described in the Underlease.

2.      INTERPRETATION

2.1 The table of contents and clause headings are for reference only and do not affect the construction of this deed.

2.2 The words "includes" and "including" shall be deemed to be followed by the words "without limitation".

2.3 General words introduced by the word "other" do not have a restrictive meaning by reason of being preceded by words indicating a particular class of acts, things or matters.

2.4 Obligations owed by or to more than one person are owed by or to them jointly and severally.

2.5 References to a person include an individual, a corporation, company, firm or partnership or government body or agency, whether or not legally capable of holding land.

2.6 References to "THE ACT" are to the Landlord and Tenant (Covenants) Act 1995 and any regulations and orders made under it and as it is amended or consolidated from time to time.

2.7 Unless otherwise specified, a reference to a clause is a reference to a clause or sub-clause of this deed.

2.8 Where a sum is expressed to be payable on demand, it will become payable, unless otherwise specified, 5 working days after the demand has been made.

2.9 The expressions "INTEREST RATE" and "RENT" shall have the meanings given to them in the Underlease.

2.10 The expression "tenant covenants" is to be construed consistently with the Act but shall not include any tenant covenant expressed to be personal to the Tenant or its predecessors in title.

3.      GUARANTEE

3.1 The Guarantor irrevocably and unconditionally guarantees to the Landlord that the Assignee will duly and punctually perform and comply with all the tenant covenants of the Underlease until the Assignee is released from those covenants by virtue of the Act.

3.2 The Guarantor agrees that if the Assignee, in respect of any time before it is released by virtue of the Act, fails duly and punctually to perform and comply with any of the tenant covenants in the Underlease, it shall, on demand, perform or comply with such covenant.

4.      PRINCIPAL DEBTOR

        As a separate and independent obligation under this deed the Guarantor agrees that if any sum or obligation expressed to be guaranteed under this deed is not recoverable from or enforceable against the Guarantor or any sum expressed to be due under obligations is not recoverable from the Guarantor on the basis of a guarantee (for whatever reason), the Guarantor shall be liable as sole or principal debtor in respect of such sum or obligation which shall be paid, performed or complied with by the Guarantor on demand.

5.      GUARANTOR TO TAKE A NEW UNDERLEASE

5.1 The Guarantor agrees that if a liquidator or trustee in bankruptcy of the Assignee disclaims the Underlease, or the obligations of the Assignee under it, or if the Underlease becomes bona vacantia and is disclaimed, it will, if required by the Landlord within six months of the Landlord having received notice of the disclaimer, take a new lease of the Premises from the Landlord.

5.2         The new lease shall:

5.2.1 be for a term commencing on the date of the disclaimer and be equal to the unexpired residue of the term of years granted by the Underlease (or the residue which would be unexpired but for the disclaimer) as at the date of the disclaimer;

5.2.2 reserve a rent equal to the Rent reserved under the Underlease immediately before the disclaimer, and otherwise be on the same terms as the Underlease but with no provision for a rent free period, and

5.2.3           take effect from the date of the disclaimer.

5.3 The new lease will take effect subject to the Underlease, if and to the extent that it is still subsisting, and subject to any underlease or other interest created or permitted by the Assignee or its predecessors in title.

5.4 The Guarantor shall pay the Landlord's costs (on an indemnity basis) in connection with the grant of the new lease and shall execute, deliver and pay the stamp duty on a counterpart of it to the Landlord.

6.      SUPPLEMENTARY PROVISIONS

6.1         NO DISCHARGE OF THE GUARANTOR

            Without prejudice to subsection 18(3) of the Act, the Guarantor's liability under this deed will remain in full force and effect and will not be released or discharged nor will the rights of the Landlord be prejudiced or affected by the following:

6.1.1 any time, indulgence or concession granted by the Landlord to the Assignee or to any other person who is liable;

6.1.2 the Landlord dealing with, exchanging, varying or failing to perfect or enforce any of its rights or remedies against the Assignee or any other person who is liable;

6.1.3 the existence of or dealing with, varying or failing to perfect or enforce any other rights or security which the Landlord may have or acquire against the Assignee or any other person who is liable in respect of the Assignee's obligations under the Underlease;

6.1.4 any variation of, addition to or reduction from the terms of the Underlease, whether or not the same is substantial or is prejudicial to the Guarantor or confers only a personal right or obligation;

6.1.5 any non-acceptance of the Rent or other sums due from the Assignee under the Underlease, in circumstances where the Landlord has reason to suspect a breach of the Assignee's obligations under the Underlease;

6.1.6 the occurrence of any of the events set out in CLAUSE 18 (Forfeiture) of the Underlease;

6.1.7 a surrender of part of the Premises, except that the Guarantor will have no liability in relation to the surrendered part in respect of any period after the date of the surrender;

6.1.8 any incapacity or change in the constitution, status or name of the Assignee or the Landlord;

6.1.9 any amalgamation, merger or reconstruction by the Landlord with any other person or the acquisition of the whole or any part of its assets or undertaking by any other person;

6.1.10 any voluntary arrangement entered into by the Assignee or any other person who is liable with all or any of its creditors (whether or not such arrangement binds or is expressed to bind the Landlord); or

6.1.11 any other act or thing by virtue of which, but for this provision, the Guarantor would have been released or discharged from its obligations under this deed, or the rights of the Landlord would have been prejudiced or affected, other than a release by deed, entered into by the Landlord, in accordance with the terms of such deed and the parties acknowledge that each of the matters listed above is separate and independent and is not to be interpreted in the light of any other.

6.2         WAIVER OF RIGHTS BY THE GUARANTOR

6.2.1 Until all the liabilities expressed to be guaranteed by the Guarantor under this deed have been paid, discharged or satisfied irrevocably and in full, the Guarantor agrees not, without the consent of the Landlord, to:

                (a) exercise any of its rights in respect of the liabilities expressed to be guaranteed under this deed against the Assignee or any other person who is liable;

                (b) demand or accept repayment in whole or in part of any indebtedness due to the Guarantor from the Assignee or any other person who is liable, or demand or accept any other security in respect of such indebtedness or in respect of the obligations of the Guarantor under this deed and any security received by the Guarantor in breach of the above or any such security held by the Guarantor at the date of this deed shall be held by the Guarantor on trust for the Landlord and delivered to the Landlord on demand;

                (c) claim any legal or equitable set-off or counterclaim against the Assignee or any other person who is liable; or

                (d) claim or prove in competition with the Landlord in the liquidation or bankruptcy or in any administration or receivership of the Assignee or any other person who is liable, or have the benefit of or share in any payment or distribution from or composition or arrangement with the Assignee or any other person who is liable and any money or other property received by the Guarantor in breach of this shall be held by the Guarantor on trust for the Landlord and delivered to the Landlord on demand.

6.2.2 The obligations of the Guarantor under this deed may be enforced by the Landlord against the Guarantor:

                (a) at its discretion and without first enforcing or seeking to enforce its rights against the Assignee or any other person who is liable or under any other security or resorting to any other means of payment; and

                (b) as primary obligations and not merely as obligations of a surety.

6.3         PAYMENTS IN GROSS

            All dividends, compositions and moneys received by the Landlord from the Assignee or any other person which are capable of being applied by the Landlord in satisfaction of the liabilities expressed to be guaranteed under this deed, will be regarded for all purposes as payments in gross, and will not prejudice the right of the Landlord to recover from the Guarantor the ultimate balance which, after receipt of such dividends, compositions and moneys, may remain owing or expressed to be owing to the Landlord.

6.4         GUARANTOR TO ENTER INTO SUPPLEMENTAL DOCUMENTS

            As and when called upon to do so by either the Landlord or the Assignee, the Guarantor shall enter into any document supplemental to the Underlease (by deed if required) for the purpose of consenting to the Assignee entering into such supplemental document and confirming that, subject only to subsection 18(3) of the Act, all the obligations of the Guarantor will remain in full force and effect in respect of the Underlease.

6.5         GUARANTOR TO REIMBURSE COSTS OF ENFORCEMENT

            The Guarantor agrees to pay to the Landlord on demand, and on an indemnity basis, all legal and other costs and charges which may be payable by the Landlord in relation to the enforcement of the Guarantor's obligations in this deed.

6.6         INTEREST

            The Guarantor agrees to pay interest on each amount demanded of it under this deed, at the Interest Rate until payment (both before and after any judgment), except that where the sum demanded from the Guarantor includes interest due from the Assignee at that rate and the whole amount of the sum demanded is paid by the Guarantor immediately on demand, the Guarantor will not be liable to pay further interest on that sum.

6.7         NOTICES

            Any notices given in connection with this deed must be in writing and will be validly served if sent by first class post, or registered post or by recorded delivery and addressed to the Landlord or the Guarantor at its address given in this deed or, in the case of the Landlord, at such other address as the Landlord has notified to the Guarantor in writing. A notice sent by post from within the UK and correctly addressed and properly stamped will be conclusively treated as having been delivered two working days after posting.

6.8         OTHER SECURITY HELD BY THE LANDLORD

            This guarantee is in addition to any other guarantee or security or any other right or remedy held by or available to the Landlord from time to time.

7.      SCOPE OF THIS DEED

7.1 The provisions of this deed will have effect from the date of the instrument of the assignment of the Underlease to the Assignee.

7.2 The intention of the parties to this deed is that it should be an authorised guarantee agreement within the meaning of the Act.

7.3 If any provision, or any part of a provision, of this deed has the effect of causing this deed not to be an authorised guarantee agreement within the meaning of the Act to any extent, that provision or part is to be treated as having been modified (or if necessary omitted from this deed) to the extent needed to avoid that effect.

7.4 Each of the provisions of this deed is separate and severable from the others, and if at any time one or more of the provisions is or becomes illegal, invalid or unenforceable (whether wholly or to any extent), the legality, validity or enforceability of the remaining provisions (or the same provision to any other extent) will not be affected or impaired.

7.5 The rights of the Landlord under any clause are without prejudice to the rights of the Landlord under any other clause or under the Underlease or any other guarantee or security held by or available to the Landlord.

7.6 The obligations of the Guarantor under any clause are without prejudice to its obligations under any other clause or to the rights of the Landlord under any other clause or the Underlease or any other guarantee or security held by or available to the Landlord.

7.7 The rights of the Landlord under this deed shall subsist for the benefit of the successors in title of the Landlord under the Underlease without the need for any express assignment of the benefit of them.

IN WITNESS of which this deed has been duly executed and is delivered on the date written at the beginning of this deed.

                                 SECOND SCHEDULE

                            Service charge provisions



1.1         INTERPRETATION

            In this Schedule, except where the context otherwise requires:

            "SERVICE CHARGE PERIOD" means the period of twelve months ending on and including 25th March in each year or such other period as the Landlord may determine from time to time and which the Landlord shall notify to the Tenant in writing;

            "THE SECOND SERVICE CHARGE RENT" means nine point six four per cent (9.64%) of the Total Costs for the Service Charge Period concerned; and

            "THE TOTAL COSTS" means the aggregate of the costs and expenses properly incurred by the Landlord in providing the services specified in Part 2 of this Schedule ("the Additional Services") and defraying associated costs, charges and overheads incidental to the Additional Services.

1.1         PAYMENT OF THE SECOND SERVICE CHARGE RENT

(A) The Tenant shall pay to the Landlord the Second Service Charge Rent for each Service Charge Period beginning or ending during the Term.

(B) The Tenant shall make payments on account of the Second Service Charge Rent in advance on the Quarter Days in each year of such amounts as the Landlord may reasonably require and which the Landlord has notified to the Tenant no less than one month before the commencement of the relevant Service Charge Period.

(C) After the Landlord has submitted the summary of the Total Costs for a Service Charge Period in accordance with this Schedule, if the aggregate of the on account payments made by the Tenant differs from the Second Service Charge Rent for the Service Charge Period concerned then any shortfall shall be paid to the Landlord within fourteen Working Days of demand and any over-payment shall either be credited to the Tenant against the next on account payment of the Second Service Charge Rent due under this Schedule or, at the end of the Term and subject to the settlement of any outstanding sums due to the Landlord under this Lease, returned to the Tenant forthwith.

(F) For the purpose of any apportionment in respect of a period shorter than a Service Charge Period, the Second Service Charge Rent for the Service Charge Period concerned will be deemed to accrue on a daily basis.

(G) Notwithstanding the ending of the Term, this paragraph will continue to apply in respect of the then current and any earlier Service Charge Periods but only in respect of sums owing up to the date of termination of the Term.

(H) The Landlord shall not be entitled to include within the Total Costs any sums incurred in respect of Additional Services which relate to a period either before the date of this Underlease or after the end of the Term.

1.2         SUMMARY OF THE TOTAL COSTS

(A) As soon as practicable after the end of each Service Charge Period, the Landlord shall submit to the Tenant a summary of the Total Costs for such period and a list of the Additional Services for that Service Charge Period.

(B) At any time within twelve months from the date such summary is submitted, the Tenant may after reasonable prior written notice have access to the accounts, invoices and other materials from which such summary is derived and at its own expense be provided with copies.

1.3         LANDLORD'S OBLIGATION TO PROVIDE SERVICES

(A) Subject to the payment by the Tenant of the Second Service Charge Rent in accordance with this Schedule and to the following provisions of this paragraph, the Landlord shall provide the Additional Services efficiently, economically and in a manner appropriate to high class professional offices in the City of London.

(B) The Landlord is not to be liable for any failure to provide the Additional Services to the extent that the Landlord is prevented from doing so by an insured risk or other peril, accident, strike, shortage of materials or power or other cause or circumstance beyond the Landlord's control provided that the Landlord restores the relevant service as soon as reasonably practicable.

(C) The Landlord will provide the Additional Services having regard to the Building operating on a 24-hour basis.

(D) Except where the occupiers of the Building from time to time give consent or in the interests of good estate management, the Landlord covenants that the Additional Services shall not duplicate the services provided by the Superior Landlord pursuant to the terms of the Superior Lease.

                                     PART 2

1.          Cleaning the Common Parts.

2. Providing security guards and patrols (whether employed by the Tenant or engaged as Contractors) for the Building and ensuring proper co-ordination between such security guards and patrols and the Superior Landlord's security systems.

3. The maintenance of the security systems at the Building (including the monitoring and control of vehicles and/or persons gaining access to and egress from the car park).

4. Providing, maintaining and restocking floral and/or plant displays on the Common Parts.

5. Staffing a reception and/or security desk in the entrance hall of the Building.

6. Operating a general office function for the receipt of deliveries on the lower ground floor of the Building and notifying the Tenant on receipt of such deliveries.

7. Such other services as the Landlord and the Tenant may agree with the other occupiers of the Building.

                                            ( Executed as a deed by
                                            ( TEMPLE PROPERTY HOLDINGS LIMITED
                                            ( acting by:



                                            Director


                                            Director/Secretary

Executed as a deed by                       )
EXULT LIMITED acting by                     )
its attorney                                )
 .........................                   )
in the presence of:                         )

                                            ...................................
                                            Attorney



Signature of witness ....................

Name ....................................

Address .................................